UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))

☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SOUTHWEST GAS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

ICAHN CAPITAL LP

IPH GP LLC

ICAHN ENTERPRISES HOLDINGS L.P.

ICAHN ENTERPRISES G.P. INC.

BECKTON CORP.

DAVID ADAME

NORA MEAD BROWNELL

MARCIE L. EDWARDS

ANDREW W. EVANS

H. RUSSELL FRISBY, JR.

WALTER M. HIGGINS III

RINA JOSHI

HENRY P. LINGINFELTER

JESSE A. LYNN

RUBY SHARMA

ANDREW J. TENO

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2022

ICAHN PARTNERS LP

[●], 2022

Dear Fellow Stockholders:

We are furnishing the attached proxy statement to holders of the shares of common stock, par value $1.00 per share (the “Shares”), of Southwest Gas Holdings, Inc., a Delaware corporation (“Southwest Gas” or the “Company”), in connection with our solicitation of proxies for use at the 2022 Annual Meeting of Stockholders of the Company scheduled to be held on a date, and at a time, to be determined by the Company, and at any and all adjournments, continuations or postponements thereof (the “Annual Meeting”).

This solicitation is being conducted by Icahn Partners LP (“Icahn Partners”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Onshore LP (“Icahn Onshore”), Icahn Offshore LP (“Icahn Offshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH GP”), Icahn Enterprises Holdings L.P. (“Icahn Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), Beckton Corp. (“Beckton”) and Carl C. Icahn (“Mr. Icahn”, together with Icahn Partners, Icahn Master, Icahn Onshore, Icahn Offshore, Icahn Capital, IPH GP, Icahn Holdings, Icahn Enterprises GP and Beckton, the “Icahn Participants” or “we”), as well as Nora Mead Brownell, Marcie L. Edwards, Andrew W. Evans, H. Russell Frisby, Jr., Walter M. Higgins III, Rina Joshi, Henry P. Linginfelter, Jesse A. Lynn, Ruby Sharma, Andrew J. Teno (collectively, the “Icahn Nominees”), and David Adame (together with the Icahn Participants and the Icahn Nominees, the “Participants”). The Icahn Participants beneficially own in the aggregate 2,898,676 Shares, which represent approximately 4.8% of the outstanding Shares (based upon 60,385,084 Shares stated to be outstanding as of October 29, 2021, in the Company’s Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2021).

One of our affiliates, IEP Utility Holdings LLC (“IEP Utility”), has launched a tender offer to purchase any and all of the outstanding Shares of the Company, including the associated rights issued in connection with the Company’s adoption of its poison pill (the “Poison Pill”), at a price of $75.00 per Share in cash (which we refer to as the “tender offer” or the “Icahn tender offer”). One of the conditions to the closing of the tender offer is that a majority of the Icahn Slate, which refers to the ten individuals that are being nominated by Icahn Partners LP to serve on the Board of Directors of the Company, are elected and seated as members of the Board of Directors of the Company at the Annual Meeting or at any subsequently called special meeting for such purpose. We believe that it is necessary to condition the closing of the tender offer on the election of a majority of the Icahn Slate because the incumbent Board is too focused on saving their own jobs and we expect the incumbent Board will continue to keep the Poison Pill and other entrenchment devices at the Company in place. If the Poison Pill and other entrenchment devices at the Company continue in place, then the tender offer cannot close and stockholders will be prevented from receiving a premium for their Shares. Accordingly, the tender offer is conditioned on a majority of the Icahn Slate being elected at the Annual Meeting because we believe that the Icahn Nominees despise entrenchment devices and will seek to remove the entrenchment devices after the meeting so as to allow the Company’s stockholders that wish to receive a premium for their Shares to have an opportunity to tender their Shares into the tender offer.

As more fully discussed in this Proxy Statement, we are soliciting proxies to be used at the Annual Meeting for the following items:

(1)	To elect each of the Icahn Nominees as directors of Southwest Gas;

(2)

To approve a proposal to call a special meeting of the Company’s stockholders where the Board of Directors of the Company shall permit the nomination of the Icahn Nominees no later than 45 days following the receipt of all required governmental or regulatory approvals, consents, clearances or waivers which, in each case, have not been appealed and are no longer appealable, only if it is determined that such regulatory approvals are required to be obtained despite structuring the closing of the Icahn tender offer to avoid the need for any such approvals, in order for the Icahn Nominees to serve on the Board of Directors of the Company (the “Special Meeting Proposal”);

(3)

To approve a proposal to repeal any provisions, changes, amendments, modifications or alterations to the Amended and Restated Bylaws of the Company (the “Bylaws”), as such Bylaws existed on October 19, 2021, that could, if such alterations remained in effect, interfere with the seating of the Icahn Nominees for election to the Board of Directors of the Company at the Annual Meeting or any subsequently called special meeting of the Company’s stockholders called for the purpose of electing the directors nominated by Icahn Partners LP (the “Icahn Slate”) to the Board of Directors of the Company (the “Bylaw Restoration Proposal”); and

(4)	[TO ADDRESS ANY PROPOSALS IN THE COMPANY’S PROXY STATEMENT].

THIS SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF SOUTHWEST GAS.

We urge you to elect the Icahn Nominees to the Board of Directors of Southwest Gas (the “Board”) because, as further discussed in this Proxy Statement, we believe that the election of new members to the Board would be beneficial to the Company and all of its stockholders. We believe that the Icahn Nominees are immensely qualified in terms of utility and regulatory experience and reflect a diverse mix of operational, financial, legal, regulatory and governance experts.

We also urge you to approve the Special Meeting Proposal and the Bylaw Restoration Proposal. Although it is believed the closing of the Icahn tender offer has been structured to not require governmental or regulatory approvals, consents, clearances or waivers, in the event it is determined that such regulatory approvals are required to close the Icahn tender offer prior to the Annual Meeting, then it may be necessary for the Icahn Nominees not to be seated on the Board until such time as the applicable approvals, consents, clearances or waivers have been obtained. In order to address a situation where the Icahn Nominees were elected but are not able to be seated in accordance with applicable regulatory requirements, we have included the Special Meeting Proposal to allow the Company’s stockholders to vote on a proposal at the Annual Meeting that approves the calling of a special meeting of the Company’s stockholders and requires the Board put forth at such special meeting the proposals necessary for the election of the Icahn Nominees following the satisfaction of the requisite regulatory approvals. The purpose of the calling of the Special Meeting would be to allow the Company’s stockholders to vote on the proposals to provide for the seating of the Icahn Slate once the requisite regulatory approvals have been satisfied (rather than requiring the stockholders to wait until the Company’s 2023 Annual Meeting to consider the Icahn Slate).

According to publicly available information, the current Board consists of 12 directors whose terms will expire at the Annual Meeting. Southwest Gas has also disclosed that two of its current directors, Michael J. Melarkey and Stephen C. Comer, will not stand for reelection at the Annual Meeting and, as a result, the number of directors will be decreased by two directors, from 12 to 10, effective immediately prior to the Annual Meeting. The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that members of the Board are to be elected at each annual meeting of stockholders. We are soliciting proxies in support of the Icahn Nominees. The election of all of the Icahn Nominees would result in the election of an entirely new Board.

We have determined to nominate Nora Mead Brownell, Marcie L. Edwards, Andrew W. Evans, H. Russell Frisby, Jr., Walter M. Higgins III, Rina Joshi, Henry P. Linginfelter, Jesse A. Lynn, Ruby Sharma and Andrew J. Teno to the Board and to seek approval of the Special Meeting Proposal and the Bylaw Restoration Proposal. As a result, should a stockholder so authorize us, on the GOLD proxy card, we would cast votes “FOR” the election of all of the Icahn Nominees, “FOR” the approval of the Special Meeting Proposal and “FOR” the approval of the Bylaw Restoration Proposal.

Stockholders of Record: If your Shares are held in your own name, please authorize a proxy to vote by signing and returning the enclosed GOLD proxy card using the postage-paid envelope provided.

Street Name Holders: If your Shares are held in the name of a bank, brokerage firm, dealer, trust company or other custodian, only that firm can vote such Shares and, with respect to the election of directors and the approval of the Special Meeting Proposal and the Bylaw Restoration Proposal, only upon receipt of your specific instruction. Accordingly, we urge you to complete, sign, date and return the enclosed GOLD voting instruction form or vote by telephone or Internet by following the directions provided to you by your broker or bank custodian or contact the person responsible for your account and instruct that person to execute the GOLD proxy card on your behalf. Please follow any voting instructions provided by your bank, brokerage firm, dealer, trust company or other custodian.

If you have already voted using the Company’s [COLOR] proxy card or, if applicable, voting instruction form, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card or, if applicable, GOLD voting instruction form using the enclosed pre-paid envelope to vote to elect the Icahn Nominees and to approve the Special Meeting Proposal and the Bylaw Restoration Proposal. Only the latest validly executed proxy or, if applicable, voting instruction form that you submit will be counted; any proxy or voting instruction may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section. Holders of Shares as of the Record Date are urged to submit a GOLD proxy card or, if applicable, GOLD voting instruction form even if your Shares were sold after the Record Date.

If you have any questions or require any assistance with your vote, please contact Harkins Kovler, LLC, which is assisting us, at their address, phone numbers or email address listed below. This Proxy Statement is first being sent or given to stockholders on or about [●], 2022.

Thank you for your support,

Icahn Partners LP

If you have any questions, require assistance in voting your GOLD proxy card or need additional copies of the Participants’ proxy materials, please contact Harkins Kovler, LLC at the phone numbers listed below or by email.

Harkins Kovler, LLC

3 Columbus Circle, 15th Floor

New York, NY 10019

Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380

All Others Call Toll Free: +1 (800) 326-5997

Email: SWX@harkinskovler.com

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2022

2022 ANNUAL MEETING OF STOCKHOLDERS

OF

SOUTHWEST GAS HOLDINGS, INC.

8360 S. Durango Drive

Post Office Box 98510

Las Vegas, Nevada 89193-8510

PROXY STATEMENT

OF

ICAHN PARTNERS LP

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Icahn Partners LP (“Icahn Partners”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Onshore LP (“Icahn Onshore”), Icahn Offshore LP (“Icahn Offshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH GP”), Icahn Enterprises Holdings L.P. (“Icahn Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), Beckton Corp. (“Beckton”) and Carl C. Icahn (“Mr. Icahn”, together with Icahn Partners, Icahn Master, Icahn Onshore, Icahn Offshore, Icahn Capital, IPH GP, Icahn Holdings, Icahn Enterprises GP and Beckton, the “Icahn Participants” or “we”), are significant stockholders of Southwest Gas Holdings, Inc., a Delaware corporation (“Southwest Gas” or the “Company”).

We are writing to you in connection with our solicitation of proxies for use at the 2022 Annual Meeting of Stockholders of the Company scheduled to be held [virtually] on a date, and at a time, to be determined by the Company, and at any and all adjournments, continuations or postponements thereof (the “Annual Meeting”).

As more fully discussed in this Proxy Statement, the terms of the Company’s current directors will expire at the Annual Meeting. Under the proxy rules, we may solicit proxies in support of the Icahn Nominees (as defined below). This would enable a stockholder who desires to vote for up to a full complement of ten (10) director nominees to use the GOLD proxy card or, if applicable, the GOLD voting instruction form to vote for the Icahn Nominees. Additionally, we are soliciting proxies in support of the Special Meeting Proposal and the Bylaw Restoration Proposal.

We have determined to nominate Nora Mead Brownell, Marcie L. Edwards, Andrew W. Evans, H. Russell Frisby, Jr., Walter M. Higgins III, Rina Joshi, Henry P. Linginfelter, Jesse A. Lynn, Ruby Sharma and Andrew J. Teno (collectively, the “Icahn Nominees” and, together with David Adame and the Icahn Participants, the “Participants”), and are seeking authority to vote “FOR” the election of all of our nominees and to vote “FOR” the approval of the Special Meeting Proposal and “FOR” the approval of the Bylaw Restoration Proposal. As a result, should a stockholder so authorize us, on the GOLD proxy card, we would cast votes “FOR” the Icahn Nominees, “FOR” the Special Meeting Proposal and “FOR” the Bylaw Restoration Proposal.

THIS PROXY SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD OF SOUTHWEST GAS.

Southwest Gas has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as [●], 2022 (the “Record Date”). Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting, so long as the shares of common stock, par value $1.00 per share (the “Shares”), remain outstanding on the date of the Annual Meeting. At the close of business on the Record Date, there were [●] Shares of Southwest Gas outstanding and entitled to vote at the Annual Meeting according to the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on [●], 2022. The Shares are the only class of stock entitled to vote at the Annual Meeting. As of the close of business on [●], 2022, the Icahn Participants beneficially own in the aggregate 2,898,676 Shares, which represents approximately 4.8% of the outstanding Shares of the Company as further described on Annex I. We intend to vote our Shares FOR the election of the Icahn Nominees to the Board, FOR the approval of the Special Meeting Proposal and FOR the approval of the Bylaw Restoration Proposal.

We urge you to sign, date and return the GOLD proxy card or, if applicable, the GOLD voting instruction form to elect the Icahn Nominees to the Board and to approve the Special Meeting Proposal and the Bylaw Restoration Proposal.

This Proxy Statement and GOLD proxy card are first being mailed or given to the Company’s stockholders on or about [●], 2022.

If you have already voted using the Company’s [COLOR] proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card or, if applicable, the enclosed GOLD voting instruction form provided by your custodian broker or bank using the enclosed pre-paid envelope or by submitting voting instructions to your custodian broker or bank via Internet or by telephone by following the instructions provided to you by your custodian broker or bank on the GOLD voting instruction form to vote to elect the Icahn Nominees, to approve the Special Meeting Proposal and to approve the Bylaw Restoration Proposal. Only the latest validly executed proxy or, if applicable, voting instruction form that you submit will be counted; any proxy or, if applicable, voting instruction form may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section. Holders of Shares as of the Record Date are urged to submit a GOLD proxy card or, if applicable, a GOLD voting instruction form even if your Shares were sold after the Record Date.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page 26.

WE URGE YOU TO PROMPTLY SIGN, DATE AND RETURN YOUR GOLD PROXY CARD OR, IF APPLICABLE, YOUR GOLD VOTING INSTRUCTION FORM.

If you have any questions or require any assistance in voting your Shares, please contact our proxy solicitor, Harkins Kovler, LLC: Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380; All Others Call Toll Free: +1 (800) 326-5997; Email: SWX@harkinskovler.com.

IMPORTANT

Your vote is important, no matter how many Shares you own. The Participants urge you to sign, date, and return the enclosed GOLD proxy card or, if applicable, GOLD voting instruction form today to elect the Icahn Nominees and to approve the Special Meeting Proposal and the Bylaw Restoration Proposal.

•

If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Icahn Partners LP, c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019, using the enclosed postage-paid envelope today.

•

If your Shares are held by a bank, brokerage firm, dealer, trust company or other custodian, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your bank, broker, trustee or other custodian cannot vote your Shares on your behalf without your instructions. You can provide the needed voting instructions to your custodian broker or bank by completing, signing and dating the enclosed GOLD voting instruction form and returning that completed form to your custodian broker or bank using the enclosed postage-paid return envelope provided by your custodian broker or bank.

•

Depending upon your bank, broker, trustee or other representative, you also may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting instruction form for instructions on how to vote electronically. As noted above, you may also vote by signing, dating and returning the enclosed GOLD voting instruction form using the enclosed postage-paid return envelope.

WE URGE YOU NOT TO RETURN ANY PROXY CARD PROVIDED BY SOUTHWEST GAS. YOU DO NOT NEED TO (AND SHOULD NOT) VOTE “WITHHOLD” ON SOUTHWEST GAS’ PROXY CARD TO VOTE FOR OUR DIRECTOR CANDIDATES. YOU SHOULD NOT VOTE FOR ANY OF SOUTHWEST GAS’ DIRECTOR NOMINEES OR ANY OTHER MATTER ON SOUTHWEST GAS’ PROXY CARD. IF YOU VOTE AND RETURN BOTH OUR GOLD PROXY CARD AND SOUTHWEST GAS’ [COLOR] PROXY CARD, ONLY THE LATEST DATED PROXY CARD WILL BE COUNTED.

If you have any questions, require assistance in voting your GOLD proxy card or need additional copies of the Participants’ proxy materials, please contact Harkins Kovler, LLC at the phone numbers or email address listed below.

Harkins Kovler, LLC

3 Columbus Circle, 15th Floor

New York, NY 10019

Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380

All Others Call Toll Free: +1 (800) 326-5997

Email: SWX@harkinskovler.com

BACKGROUND OF THE SOLICITATION

The following is a chronology of the material events leading up to this proxy solicitation:

Between July 16, 2021 and September 14, 2021, Icahn Partners and Icahn Master purchased an aggregate of 1,269,350 Shares in open market purchases for an aggregate purchase price of approximately $90.2 million. In addition, between August 10, 2021 and September 7, 2021, Icahn Partners and Icahn Master entered into forward contracts relating to 1,629,326 Shares, at a forward price of $63.00 per share, for an aggregate forward price of approximately $102.6 million, plus a financing charge. The forward price was subject to adjustment to account for any dividends or other distributions declared by the Company. Icahn Partners and Icahn Master paid the counterparty to the forward contracts an aggregate amount of approximately $12.7 million upon entering into the contracts. On November 2, 2021, Icahn Partners and Icahn Master exercised the forward contracts relating to 1,629,326 Shares. As a result of these transactions, the Icahn Participants may be deemed to beneficially own, in the aggregate, 2,898,676 Shares as more fully described on Annex I hereto. The Participants have also entered into, from time to time, one or more cash-settled equity swaps with broker-dealers or other financial institutions and counterparties with respect to the Shares, with reference prices and maturity dates that vary depending upon the terms of each such cash-settled swap.

On October 4, 2021, after reading news reports speculating that the Company was negotiating a deal to acquire Questar Pipelines (as defined below) from Dominion Energy, Inc., Mr. Icahn tried to reach Mr. Hester, President and Chief Executive Officer of the Company, multiple times by telephone during the course of the day but was unsuccessful.

On October 5, 2021, the Company announced that it had entered into a definitive agreement to acquire Dominion Energy Questar Pipeline, LLC, its subsidiaries and certain associated affiliates, including Overthrust Pipeline, White River Hub and Questar Field Services (“Questar Pipelines”), from Dominion Energy, Inc. Under the terms of the transaction, the Company agreed to acquire 100% of Questar Pipelines for $1.545 billion in cash and agreed to assume $430 million of Questar Pipelines’ existing debt. The Company further announced that the transaction was expected to close on or about December 31, 2021, subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and other customary closing conditions.

On October 5, 2021, Mr. Icahn and affiliated entities released an open letter to the Company’s Board. The letter expressed disappointment with the performance of the Company’s management over the past few years and specifically with the Company’s decision to enter into the Questar Pipelines transaction.

On October 7, 2021, Mr. Icahn’s office received a call back from Mr. Hester’s office to schedule a time for Messrs. Icahn and Hester to speak. Later that day, Mr. Icahn and Mr. Hester spoke by telephone and discussed the Questar Pipelines transaction. Mr. Icahn indicated that the proposed greater than 25% equity and equity-linked issuance, without a stockholder vote, would not only depress the valuation of the Company but would also be massively dilutive. In addition, Mr. Icahn indicated that it was imperative that the Company not place the depressed equity with “friends,” but rather that the Company conduct a pro rata rights offering in which all stockholders could participate. Mr. Icahn indicated that he would be willing to back stop such a rights offering. Mr. Icahn also requested that the Company consider his request for representation on the Board. Finally, Mr. Icahn indicated that whether or not he received board representation, he would support a rights offering even if he was not asked to back stop the rights offering. Mr. Hester confirmed that he would review Mr. Icahn’s proposals with the Board. Both parties agreed that they would do nothing publicly until their next conversation was scheduled to occur on October 13, 2021.

Notwithstanding the oral agreement between Mr. Icahn and Mr. Hester to not take any public action until after their next conversation, which was scheduled to take place on October 13, 2021, the Company announced on October 11, 2021, that its board of directors adopted a poison pill on Sunday, October 10, 2021 (the “Poison Pill”).

Pursuant to the requirements of the HSR Act, on October 11, 2021, IEP Utility Holdings LLC, an affiliate of the Icahn Participants (“IEP Utility”), filed a Notification and Report Form with respect to a tender offer to be initiated by IEP Utility to acquire any and all outstanding Shares of Southwest Gas with the Department of Justice and the Federal Trade Commission.

On October 13, 2021, Messrs. Icahn and Hester spoke by telephone. Mr. Icahn requested information regarding the Company’s plans regarding issuing equity and sought assurance that the Company would issue equity only in a rights offering in which all of the Company’s stockholders were able to participate pro rata (rather than a private placement that would benefit only some of the Company’s stockholders). Mr. Hester was unwilling to provide any concrete answers to Mr. Icahn regarding the rights offering and refused to provide any guarantee that he would not conduct a private placement of the Company’s equity with “friends” of the Company. Mr. Hester also refused to provide any commitment regarding board representation. Mr. Icahn indicated that, given the Company’s history of undertaking damaging corporate actions, he was not willing to risk having additional time pass before providing another option to the Company’s stockholders and indicated that he would be making an offer for the Company immediately.

On October 13, 2021, the Company issued a press release outlining its rationale for the Questar Pipeline acquisition in response to Mr. Icahn’s October 4 letter.

On October 14, 2021, Mr. Icahn issued an open letter to the Company’s stockholders indicating his intent to commence, through one or more affiliates, a tender offer for any and all of the outstanding Shares of the Company, including the associated rights issued in connection with the Company’s adoption of the Poison Pill, at a price of $75.00 per Share in cash (which we refer to as the tender offer or the Icahn tender offer). Mr. Icahn also reiterated his intent to commence a proxy contest to elect a full slate of directors at the Company’s 2022 annual meeting of stockholders.

On October 14, 2021, the Company issued a statement in response to Mr. Icahn’s October 14 letter stating that if Icahn Enterprises commenced the tender offer, the Board “will review the offer in consultation with its financial and legal advisors to determine the course of action that it believes is in the best interests of the Company and its stockholders.” The letter also provided that the Company will respond if and when Mr. Icahn nominates a full slate of directors for election at the Company’s 2022 annual meeting of stockholders. Also, on October 14, 2021, the Company distributed a statement to its employees that it had received an offer to purchase the Company from one of its stockholders.

On October 20, 2021, Mr. Icahn issued an open letter to the Company’s stockholders, which provided a point-by-point rebuttal to the letter from the Company’s management dated October 13, 2021. In the open letter, Mr. Icahn reiterated that he believes that the Company’s stockholders are fed up with the Company’s management and urged his fellow stockholders to participate in the tender offer or participate in the long-term plan for value creation by supporting his slate of directors.

On October 20, 2021, the Company released a statement that the “Questar acquisition adds scale and value through a compelling, high-return suite of assets with unique strength and stability” and reiterating the Company’s commitment to long-term value.

On October 22, 2021, affiliates of IEP Utility delivered a demand to inspect the stocklists of the Company pursuant to Section 220 of the Delaware General Corporation Law (the “DGCL”).

On October 25, 2021, Mr. Icahn issued an open letter to the Board reiterating that a rights offering to all existing stockholders is the best way to ensure that the Company’s existing stockholders are not massively diluted.

On October 27, 2021, IEP Utility commenced the tender offer because IEP Utility believes that the tender offer is in the interest of all stakeholders (except for the Company’s senior management and its board of directors). Also, on October 27, 2021, IEP Utility delivered a request and demand pursuant to Rule 14d-5(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for use of the stockholder list and security position listings of the Company for the purpose of disseminating the materials relating to the tender offer to the holders of the Shares.

On November 1, 2021, the waiting period under the HSR Act expired with respect to the tender offer.

On November 9, 2021, the Company announced that, on November 5, 2021, the Board increased the size of the Board by two directors, from ten (10) directors to twelve (12) directors, and appointed E. Renae Conley and Carlos A. Ruisanchez to fill the vacancies created by the increased size of the Board, in each case, effective January 1, 2022. The Company also announced that, on November 5, 2021, Michael J. Melarkey and Stephen C. Comer each informed the Board of their decisions not to stand for reelection at the Annual Meeting, and that Messrs. Melarkey and Comer would continue as directors until the time of the Annual Meeting. In connection with the resignations by Messrs. Melarkey and Comer, the Company further announced that the number of directors on the Board would be decreased by two directors, from twelve (12) to ten (10), effective immediately prior to the Annual Meeting.

On November 9, 2021, the Company also issued a press release announcing that the Board recommended that the Company’s stockholders reject the tender offer. That same day, Mr. Icahn issued an open letter to the Company’s stockholders responding to the Board’s recommendation.

On November 11, 2021, Mr. Icahn issued an open letter to the Company’s stockholders outlining Mr. Icahn’s position about how the Board has disregarded its fiduciary duties to the Company’s stockholders with respect to the Quester acquisition.

On November 15, 2021, the Icahn Participants released a presentation detailing how ratepayers and stockholders are suffering at the hands of the Board and the Company’s management.

Also, on November 15, 2021, Icahn Partners, in its capacity as a record holder of Shares, sent Southwest Gas a formal notice of its intent to nominate each of Nora Mead Brownell, Marcie L. Edwards, Andrew W. Evans, H. Russell Frisby, Jr., Walter M. Higgins III, Rina Joshi, Henry P. Linginfelter, Jesse A. Lynn, Ruby Sharma, and Andrew J. Teno, who we refer to as the Icahn Nominees, as director candidates at the Annual Meeting pursuant to the requirements set forth in the Bylaws, and to bring forth the Special Meeting Proposal and the Bylaw Restoration Proposal at the Annual Meeting (the “Nomination Notice”). Each of the Icahn Nominees also provided a consent to being named as a director nominee in any proxy solicitation materials and to serve on the Board if elected or appointed.

On November 16, 2021, the Company issued a statement responding to the Nomination Notice and stating that the Board will review the Icahn Nominees with the Nominating and Corporate Governance Committee.

On November 18, 2021, the Company, in a letter sent to Icahn Partners LP, rejected the Special Meeting Proposal. Between November 18, 2021 and November 22, 2021, the respective counsel for Icahn Partners LP and the Company exchanged communications regarding the Company’s rejection of the Special Meeting Proposal.

On November 18, 2021, City Pension Fund for Firefighters and Police Officers in the City of Miami Beach filed a Verified Class Action Complaint (the “Class Action Complaint”) against Southwest Gas and the current members of its board of directors in the Court of Chancery of the State of Delaware, C.A. No. 2021-0990-KSJM. The Class Action Complaint alleges that SWX omitted material information in the Schedule 14D-9, including, among other things, the financial analyses underlying the Lazard and Moelis opinions. The Class Action Complaint sought: (i) a judgment requiring the disclosure of all material information concerning the tender offer; (ii) a judgment declaring that the director defendants named in the Class Action Complaint have breached their fiduciary duties; and (iii) a judgment awarding the plaintiff its costs and reasonable attorney’s fees.

On November 24, 2021, the Icahn Participants released a presentation detailing how the Company’s customers have suffered from the Company’s poor management and bad decisions.

On November 29, 2021, Icahn Partners LP and Icahn Partners Master Fund LP filed a Verified Complaint for Injunctive and Declaratory Relief (the “Complaint”) against defendants John P. Hester, Michael J. Melarkey, Robert L. Boughner, Jose A. Cardenas, Stephen C. Comer, Jane Lewis-Raymond, Anne L. Mariucci, A. Randall Thoman, Thomas A. Thomas, Leslie T. Thornton (the “Director Defendants”), and the Company (collectively with the Director Defendants, “Defendants”). The Complaint was originally filed under seal. A publicly available copy was filed on December 2, 2021. The Complaint alleges that the Defendants have taken a series of unfair and unlawful actions designed to thwart Plaintiffs’ proxy campaign to replace the ten members of the Board with the Icahn Nominees and rig the upcoming election in favor of the Company’s incumbent directors. Among other actions, the Complaint alleges that the Defendants improperly rejected the Special Meeting Proposal without explanation. It further alleges that the Defendants were planning to imminently sell discounted Shares to friendly parties for the purpose of interfering with Plaintiffs’ proxy campaign and that the Director Defendants sought to impede Plaintiffs’ proxy campaign by refusing to take action to ensure that the election of the Icahn Nominees would not constitute a change in control and thus trigger an event of default in certain of the Company’s credit agreements and debt instruments (the “Proxy Puts”).

The Complaint asserts seven causes of action. Count I asserts a claim for breach of fiduciary duty and seeks injunctive relief prohibiting the sale of Company stock to parties friendly to the Company’s incumbent directors. Count II asserts a claim for breach of fiduciary duty and seeks injunctive relief prohibiting the sale of underpriced Shares. Count III asserts a claim for a declaratory judgment that the sale of Shares to friendly parties or at less than $75 per Share would constitute a breach of fiduciary duty. Count IV asserts a claim for breach of fiduciary duty and seeks injunctive relief barring Defendants from preventing a stockholder vote on the Special Meeting Proposal. Count V asserts a claim for a declaratory judgment that the Special Meeting Proposal complied with all requirements and that the rejection of the Special Meeting Proposal and the failure to explain the basis for the rejection constitute breaches of fiduciary duty. Count VI asserts a claim for breach of fiduciary duty and seeks injunctive relief concerning Defendants’ refusal to approve the Icahn Nominees to avoid triggering the Proxy Puts. Finally, Count VII asserts a claim for a declaratory judgment that Defendants’ refusal to approve the Icahn Nominees to avoid triggering the Proxy Puts constitutes a breach of fiduciary duty. The Complaint also seeks an award of reasonable attorneys’ fees and costs and such other relief as is just and equitable.

In connection with the Complaint, on November 29, 2021, Plaintiffs also filed a motion for temporary restraining order (“TRO”) enjoining Defendants from selling Shares at a price below $75 per Share or to parties believed to be friendly to the incumbent Company directors. On November 30, 2021, City Pension Fund for Firefighters and Police Officers in the City of Miami Beach filed a Verified Amended Class Action Complaint (“Amended Class Action Complaint”) against Southwest Gas and the current members of its board of directors. The Amended Class Action Complaint alleges that SWX omitted material information in the Schedule 14D-9, including, among other things: (i) the financial analyses underlying the Lazard and Moelis opinions; and (ii) the Company’s current board of directors’ ability to avoid debt acceleration under certain proxy put provisions of the Company’s various debt agreements (the “Proxy Puts”) by approving the Icahn Slate. The Amended Class Action Complaint seeks, among other things: (i) a judgment requiring the disclosure of all material information concerning the tender offer and the Proxy Puts; (ii) a judgment declaring that the director defendants named in the Amended Class Action Complaint have breached their fiduciary duties; (iii) a judgment declaring that the change in control provisions of certain of the Company’s debt agreements would not be triggered if the Company’s stockholders chose to elect the Icahn Slate; and (iv) a judgment awarding the plaintiff its costs and reasonable attorney’s fees.

On December 7, 2021, IEP Utility filed a supplement to the tender offer documents.

On December 21, 2021, Chancellor Kathaleen McCormick heard arguments on the TRO. At the conclusion of the hearing, the Court issued a ruling from the bench denying the Motion.

On December 24, 2021, IEP Utility announced that it was extending the expiration of the tender offer until January 26, 2022.

On December 31, 2021, the Company consummated the Questar Pipelines transaction. The Company disclosed that the total consideration paid by the Company for Questar Pipelines was $1.545 billion in cash and an assumption of approximately $430 million of existing long-term debt, which the Company financed through a $1.6 billion draw under its 364-day term loan credit agreement.

On January 17, 2022, the Company corresponded with the office of Mr. Icahn indicating that it intended to shortly issue letters to each of the Icahn Nominees requesting an interview. Mr. Icahn firmly believes that, despite these window dressing interview requests, the Company will not include any of the Icahn Nominees as director nominees put forth by the Company. However, even if the Company were to include some of the Icahn Nominees on its slate, it will not be sufficient given the track record of the Company’s incumbent Board and management team. We believe that, at the very least, a majority of the Board needs to change in order to allow for the tender offer to be completed — as we expect that the incumbent Board will continue to focus on saving their jobs by keeping in place the Poison Pill and other entrenchment devices that are currently preventing the Company’s stockholders from receiving a significant premium for their Shares in the tender offer.

On January 14, 2022, the Company announced that its Board of Directors adopted a board resolution designating the Icahn Nominees, should such slate of directors be elected by the Company’s stockholders at the Annual Meeting, as “continuing directors” for the sole purposes of ensuring that the “change in control” provisions in the Company’s debt documents not be triggered by the nomination (or election) of any member or members of the Icahn Slate at the Annual Meeting.

On January 19, 2022, Defendants filed a motion to dismiss Counts I, II, and III of the Complaint pursuant to Delaware Court of Chancery Rules 12(b)(6) and 23.1. Also, on January 19, 2022, Defendants filed their answer to the remaining counts in the Complaint (“Answer”). In the Answer, Defendants denied substantively the allegations pertaining to Counts IV of the Complaint (alleging breach of fiduciary duty and seeking injunctive relief barring Defendants from preventing a stockholder vote on the Special Meeting Proposal); Count V of the Complaint (seeking a declaration that the Special Meeting Proposal complied with all requirements and that the rejection of the Special Meeting Proposal and the failure to explain the basis for such rejection constitute breaches of fiduciary duty); Count VI of the Complaint (alleging breach of fiduciary duty and seeking injunctive relief in connection with the Proxy Puts); and Count VII of the Complaint (seeking a declaration that Defendants’ refusal to approve the Icahn Nominees to avoid triggering the Proxy Puts constitutes a breach of fiduciary duty). A bench trial and/or hearing is currently set for March 15, 2022.

On January 26, 2022, IEP Utility announced that it was extending the expiration of the tender offer until Wednesday, February 23, 2022, unless further extended or earlier terminated in the event that a condition to the tender offer becomes incapable of being satisfied. IEP Utility also amended the tender offer to include a condition that a majority of the Icahn Slate are elected and seated as members of the Board at the Annual Meeting or at any subsequently called special meeting for such purpose.

On February 11, 2022, Defendants moved for summary judgment on Counts IV and V of the Complaint.

On February 15, 2022, the Participants filed this preliminary proxy with the SEC.

WE STRONGLY RECOMMEND A VOTE “FOR” THE ELECTION OF THE ICAHN NOMINEES AND “FOR” THE APPROVAL OF THE SPECIAL MEETING PROPOSAL AND “FOR” THE APPROVAL OF THE BYLAW RESTORATION PROPOSAL.

REASONS FOR OUR SOLICITATION

We are soliciting your support to elect the Icahn Nominees at the Annual Meeting because we believe that an immediate change in the leadership of Southwest Gas is needed. We believe that the price for the Shares has underperformed in comparison to the Company’s regulated gas utility peers due to (i) the low return on the Company’s equity, (ii) the high level of the Company’s general and administrative expenses, including compensation for the Company’s executives, (iii) the Company’s strained relationship with regulators, and (iv) the Company’s excessive debt levels. We believe that Southwest Gas would benefit greatly from a refreshment of its Board and a renewed focus on value-enhancing ideas. Our nominees are immensely qualified in terms of utility and regulatory experience and reflect a diverse mix of operational, financial, legal, regulatory and governance experts, and we believe their expertise would help to realign Southwest Gas’ operating and capital decisions and overall strategy.

We expect that our nominees, if elected, would offer a fresh perspective and their extensive industry experience would help to implement a new strategic direction for the Company, including (i) simplifying the Company’s organizational structure and optimizing the regulated utility, (ii) decreasing general and administrative expenses and eliminating inappropriate expenses, (iii) improving the Company’s credit ratings and strengthen its balance sheet, (iv) focusing on renewable natural gas and green hydrogen initiatives, (v) seeking recovery for faulty Driscopipe® 8000 replacement costs, and (vi) hiring best-in-class management who will be accountable to, and act in the best interests of, all of the Company’s stockholders.

In our view, the Board needs to be reconstituted with highly qualified Board members with the requisite utility and regulatory experience to drive long-term value. We are confident that we have assembled the right people who will fully explore all available strategies to assist in creating substantial value for the benefit of all Company stockholders. We strongly believe our slate of directors brings sophisticated expertise to oversee the Company. The Icahn Nominees have extensive experience in operations, finance, legal, regulatory matters, transactions, strategy, leadership and corporate governance. See the section titled “Matters to be Considered at the Annual Meeting—Proposal 1: Election of the Icahn Nominees—Biographical Information Regarding the Icahn Nominees” for a description of our nominees’ qualifications. Each of the Icahn Nominees recognizes that as a member of the Board each of them will owe fiduciary duties to all of the Company’s stockholders.

IEP Utility, an affiliate of Icahn Partners, has launched a tender offer for any and all of the outstanding Shares of the Company, including the associated rights issued in connection with the Poison Pill, at a price of $75.00 per Share in cash (which we refer to as the “tender offer” or the “Icahn tender offer”). IEP Utility, the offeror in the tender offer, has included a condition to the closing of the tender offer that a majority of the Icahn Slate are elected and seated as members of the Board of Directors of the Company at the Annual Meeting or at any subsequently called special meeting for such purpose. We believe that it is necessary to condition the closing of the tender offer on the election of a majority of the Icahn Slate because the incumbent Board is too focused on saving their own jobs and we anticipate that the incumbent Board will continue to keep the Poison Pill and other entrenchment devices at the Company in place, which will prevent the tender offer from closing and the Company’s stockholders from being able to receive a premium for their Shares. We believe that the incumbent Board is holding the Company’s stockholders hostage to management’s value-destructive plans by continuing to maintain the Poison Pill and other entrenchment devices. If the Poison Pill and other entrenchment devices at the Company continue in place, then the tender offer cannot close and stockholders will be prevented from receiving a premium for their Shares. Accordingly, IEP Utility has conditioned the tender offer on a majority of the Icahn Slate being elected at the Annual Meeting because we believe that the Icahn Nominees despise entrenchment devices and will seek to remove the Poison Pill and other entrenchment devices after the meeting so as to allow the Company’s stockholders the choice to tender their Shares into the offer and receive a premium for their Shares upon the closing of the offer.

WE STRONGLY RECOMMEND A VOTE “FOR” THE ELECTION OF THE ICAHN NOMINEES.

If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor, Harkins Kovler, LLC: Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380; All Others Call Toll Free: +1 (800) 326-5997; Email: SWX@harkinskovler.com.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 1: Election of the Icahn Nominees

The Board currently consists of 12 directors. Directors hold office until the Company’s next annual meeting following their election or until their successors are elected and duly qualified. On November 9, 2021, the Company announced that, on November 5, 2021, two of the Company’s current directors, Michael J. Melarkey and Stephen C. Comer, each informed the Board of their decisions not to stand for reelection at the Annual Meeting, and that Messrs. Melarkey and Comer would continue as directors until the time of the Annual Meeting. In connection with the resignations by Messrs. Melarkey and Comer, the Company further announced that the number of directors on the Board would be decreased by two directors, from twelve (12) to ten (10), effective immediately prior to the Annual Meeting. Accordingly, on November 15, 2021, we gave notice to the Company of our intention to nominate the ten (10) Icahn Nominees to serve as directors of the Company.

We have determined to nominate Nora Mead Brownell, Marcie L. Edwards, Andrew W. Evans, H. Russell Frisby, Jr., Walter M. Higgins III, Rina Joshi, Henry P. Linginfelter, Jesse A. Lynn, Ruby Sharma and Andrew J. Teno. As a result, should a stockholder so authorize us, on the GOLD proxy card, we would cast votes for all of the Icahn Nominees.

Each of the Icahn Nominees has consented to being named a nominee in this Proxy Statement and has confirmed his or her willingness to serve on the Board if elected. The Icahn Participants do not expect that any of the Icahn Nominees will be unable to stand for election, but in the event that a vacancy in the slate of Icahn Nominees should occur unexpectedly because any Icahn Nominee is unable to serve on the Board or for good cause will not serve on the Board, the Shares represented by the GOLD proxy card will be voted for a substitute candidate selected by the Icahn Participants, to the extent this is not prohibited under the Bylaws and applicable law, in each case in light of the specific facts and circumstances surrounding such substitution. Should the Icahn Participants determine that it is necessary to add nominees in accordance with the Bylaws and applicable law, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, Icahn Partners will supplement this Proxy Statement.

Directors will be elected by a plurality of the Shares represented in person or by proxy and entitled to vote on the election of directors, meaning that the ten nominees receiving the most votes for their election will be elected. Abstentions and broker non-votes, if any, will have no effect on the result of this vote.

Biographical Information Regarding the Icahn Nominees

The following information concerning the age, principal occupation and business experience during the last five years, and current public directorships of each of the Icahn Nominees has been furnished to the Participants by each of the Icahn Nominees.

Nora Mead Brownell, age 74, is an accomplished executive and entrepreneur. Since 2009, Ms. Brownell has served as co-founder and principal of Espy Energy Solutions LLC, an energy consulting group that provides strategic planning, marketing, business planning, and other consulting services to energy utilities, equipment manufacturers, service providers and financial institutions evaluating energy investments. Ms. Brownell is a former Commissioner of the Federal Energy Regulatory Commission where she served a term from May 2001 to June 2006, and a former member of the Pennsylvania Public Utility Commission where she served from 1997 to 2001. She also served as President of the National Association of Regulatory Utility Commissioners (NARUC) from 2000 to 2001. Since October 2020, Ms. Brownell has been a director of Sunnova Energy International Inc. (NYSE: NOVA), a residential solar and energy storage service provider, where she serves on the Compensation Committee, and since December 2020, Ms. Brownell has been a director and member of the Audit Committee of Hennessey Capital Investment Corp. V., a special purpose acquisition vehicle. Ms. Brownell’s prior public company board service includes: PG&E Corporation (NYSE: PCG), a public utility holding company, from April

2019 to June 2020, where she served as Chair of the board of directors; National Grid PLC (NYSE: NGG), one of the world’s largest investor-owned energy utilities, from June 2012 until April 2019, where she served on the Remunerations, Nominations, Safety and Environment and Health committees; Spectra Energy Partners, LP (formerly NYSE: SEP) from May 2007 to November 2018, where she served on the Audit and Conflicts committees; and Oncor Electric Delivery Co. LLC, a regulated electricity transmission and distribution company, from October 2007 to February 2014, where she served on the Audit Committee. Ms. Brownell has served on the Advisory Board of Fidelis Infrastructure, LP since January 2020 and the Morgan Stanley Infrastructure Advisory Board since June 2014. Ms. Brownell attended Syracuse University. Ms. Brownell’s principal business address is 105 Pommander Walk Street, Alexandria, VA 22314. Ms. Brownell is a citizen of the United States of America.

Director Qualifications: Ms. Brownell’s deep experience in regulatory affairs relating to the Company’s industry gained through her time advising energy utilities and serving as a former Commissioner of the Federal Energy Regulatory Commission and as a former member of a state public utility commission, as well as her business and finance experience from her service on several public company boards, make Ms. Brownell well qualified to serve on the Board.

Marcie L. Edwards, age 64, has served as the President of MLE Consulting, Inc., a management consulting firm specializing in providing strategic and operational solutions for companies in the energy and water space, since May 2017. She has served as a director of CIM Commercial Trust Corporation (Nasdaq: CMCT), a real estate investment trust that principally owns and operates Class A and creative office properties, since her appointment on February 11, 2021. Ms. Edwards previously served as the General Manager of the Los Angeles Department of Water and Power (LADWP) from March 2014 to March 2017. In that capacity, she managed a city agency with an annual budget of more than $6 billion and approximately 10,000 employees. As part of her role at LADWP, she served as a member of the Board of the Water and Power Employees’ Retirement Plan, overseeing more than $12 billion in investments. Prior to her tenure at LADWP, Ms. Edwards was the City Manager of the City of Anaheim from 2013 to 2014, overseeing an annual budget of more than $1 billion with approximately 3,000 employees, including a fire department, a police department, and a public utility company. From 2000 to 2012, Ms. Edwards was the Utility General Manager of Anaheim Public Utilities and, prior to 2000, Ms. Edwards spent almost 25 years with LADWP in a variety of positions. From 2019 to 2021, she was Chair to the California Wildfire Safety Advisory Board, as a gubernational appointee. Ms. Edwards served on the Board of Directors of the American Public Power Association for Arizona, California and Nevada from September 2002 to June 2007. Since 2019, Ms. Edwards has been a board member of S&C Electric Company in Chicago (and a member of the Audit Committee since 2021). In 2019, Ms. Edwards was invited to serve on the Southern California Gas Company’s Advisory Safety Council. Further, since December 2018, Ms. Edwards has served on the Board of the Boys & Girls Club of Santa Clarita Valley, as their secretary. Ms. Edwards has a Master’s in Public Administration from the University of LaVerne. Ms. Edwards’ principal business address is 27975 Langley Place, Castaic, CA 91384. Ms. Edwards is a citizen of the United States of America.

Director Qualifications: Ms. Edwards’ extensive knowledge of business, finance and administrative matters gained through managing public entities, including overseeing substantial budgets and investments and a large workforce, as well as her background in the public utilities sector, has provided her with intimate knowledge of the regulatory issues facing utility companies and makes her well qualified to serve on the Board.

Andrew W. Evans, age 55, has worked in the energy and utility industry for 28 years across a broad spectrum of capital intensive businesses. He is the retired Chief Financial Officer of Southern Company (NYSE: SO), an electric and natural gas public utility holding company, where he served as Chief Financial Officer from June 2018 to September 2021 and had responsibility for all investor interaction, public reporting, information technology and cyber security, business development, risk and capital deployment. Prior its acquisition by Southern Company, he served as the Chairman, President and Chief Executive Officer of AGL Resources, Inc. (AGL), the largest publicly traded gas distribution company in the United States, from April 2017 until June 2018. In this role he was keenly focused on employee and public safety, customer satisfaction, modernization, and growth. He also served as Chief Operating Officer of AGL from April 2016 until April 2018 and, during his

15 years at the company, also held the positions of Treasurer and Chief Financial Officer. Prior to AGL, Mr. Evans spent 9 years with Mirant Corp., a global energy provider and commodity trading company. Mr. Evans began his career at the Federal Reserve Bank of Boston and has a Bachelor of Arts in Economics from Emory University, where he currently serves as a trustee. Mr. Evans is actively engaged in his community and has served as Chair for a number of philanthropic organizations, including the Grady Hospital Foundation and Zoo Atlanta. Mr. Evans currently qualifies as an “audit committee financial expert” under the rules of the SEC. Mr. Evans’ principal business address is 5 Shaw Lane, Chatham, Massachusetts 02633. Mr. Evans is a citizen of the United States of America.

Director Qualifications: Mr. Evans’ broad and extensive experience in business, finance, utilities, operations, financial planning and regulatory affairs gained through his time serving in a number of leadership positions, including as Chief Financial Officer of a publicly-traded electric and natural gas public utility company, as well as his intimate familiarity with the Company’s industry, make him well qualified to serve on the Board.

H. Russell Frisby, Jr., age 71, is an experienced executive and board member, and a nationally known expert on legal, regulatory and public affairs matters in the fields of energy, telecommunications, and technology. Mr. Frisby had served as a Partner at the Stinson LLP law firm from September 2009 until December 2021 where he led the Telecommunications Group and was co-leader of the firm’s State Utilities Practice Group. Following his retirement from Stinson LLP, Mr. Frisby serves as President of The HRF Group, a strategic and regulatory consulting firm. Mr. Frisby previously served on the Board of Pepco Holdings, Inc. (formerly NYSE: POM), an S&P 500 energy utility, from September 2012 until March 2016 (when it was acquired by Exelon Corporation), where he was a member of the Finance and Compensation/Human Resources Committees. Prior to its acquisition by Windstream, Mr. Frisby served on the Board of PAETEC Holdings, a national Fortune 1000 competitive telecommunications company (CLEC), from February 2007 until November 2011, where he was a member of the Compensation Committee. Mr. Frisby served as Senior Energy Advisor to the National Urban League where he counseled it on national energy policy, edited several policy white papers, and made numerous presentations on its behalf. He is on the Advisory Boards of Intelis Capital and Geosite. Mr. Frisby served as President/CEO of the Competitive Telecommunications Association (now INCOMPAS) from 1998 to 2005. In this position, he was a primary advocate for the CLEC industry, and was responsible for developing and implementing national regulatory and public affairs strategies. Prior to that, Mr. Frisby served as Chairman of the Maryland Public Service Commission (MPSC). During this period, he also served as Vice Chair of the Telecommunications Committee of the National Association of Regulatory Utility Commissioners and functioned as a spokesperson for NARUC. Mr. Frisby has frequently written and lectured on energy and telecommunications issues and has been repeatedly named as one of Washington’s Super Lawyers. He is past Chair of the ABA’s Standing Committee on Governmental Affairs. Mr. Frisby is a Senior Fellow of the Administrative Conference of the United States and previously served as Chair of its Committee on Regulation. He received the Energy Bar Association’s 2019 State Regulatory Practitioner Award for his innovation and superior advocacy. He was recognized as the “2022 Lawyer of the Year in Administrative and Regulatory Law in Washington, DC” by Best Lawyers. Mr. Frisby is a graduate of Yale Law School and Swarthmore College. Mr. Frisby’s principal business address is c/o The HRF Group, LLC, 5107 Northern Fences Lane, Columbia, MD 21044. Mr. Frisby is a citizen of the United States of America.

Director Qualifications: Mr. Frisby’s vast knowledge of legal, regulatory, and public affairs matters involving the energy, telecommunications and technology sectors which he gained as leader of the Telecommunications Group and as co-leader of the State Utilities Practice Group of a large national law firm, as well as his prior leadership experience in various industry organizations and public company board experience, make him well qualified to serve on the board.

Walter M. Higgins III, age 77, served as Chairman of the Board of South Jersey Industries, Inc. (NYSE: SJI), an energy holding company headquartered in New Jersey and serving retail utility and wholesale natural gas transmission, marketing, and storage services including solar development in the mid-Atlantic states, from April 2015 until his retirement in April 2020. Until his appointment as Chairman, he had served as a director of South

Jersey Industries, Inc. since April 2008. Previously, he served as the President and Chief Executive Officer and a director of Ascendant Group Ltd. (now called Liberty Group Limited), a diversified energy and infrastructure holding company in Bermuda, from June 2012 until October 2016, and as Chief Executive Officer of the Puerto Rico Electric Power Authority (PREPA), an electric utility company providing electric service to all of Puerto Rico, from March 2018 through July 2018. In August 2000, he was elected Chairman of the Board, President and Chief Executive Officer of Sierra Pacific Resources (now called NV Energy), the electric and gas utility holding company for most of Nevada, retiring as Chief Executive Officer in July 2007 and as Chairman in July 2008. He also previously served as the Chairman, President and Chief Executive Officer of AGL Resources, Inc., the holding company of Atlanta Gas and Light (AGL), one of the nation’s largest natural gas distribution companies and the first deregulated natural gas utility in the United States, as President and Chief Operating Officer of Louisville Gas and Electric Company and as a senior executive with Portland General Electric Company, in Portland, Oregon, with various responsibilities, the last being as senior vice president over generation, transmission, and power marketing.

In addition to serving on the board of directors of South Jersey Industries, Inc. (NYSE: SJI) from April 2008 until April 2020, Mr. Higgins served on the board of directors of Aegis Insurance, an insurance company, from September 1995 to September 2020, and Just Energy, Inc. (TSX: JE; NYSE: JE), a provider of competitive retail energy in the U.S., Canada, and several other countries, from September 2019 until September 2020. Mr. Higgins graduated with distinction with a nuclear science degree from the U.S. Naval Academy, Annapolis, Maryland, in 1966, and completed postgraduate nuclear engineering and submarine training with the U.S. Navy. He served as a commissioned naval officer in nuclear submarines. He is a graduate of the Stanford University Graduate School of Business Executive Program and the University of Idaho Public Utility Executive Course. Mr. Higgins currently qualifies as an “audit committee financial expert” under the rules of the SEC. Mr. Higgins’ principal business address is 5610 Mont Blanc Ct., Reno, NV 89511. Mr. Higgins is a citizen of the United States of America.

Director Qualifications: Mr. Higgins’ broad and extensive experience in business, finance, operations, utilities, and regulatory affairs, having served as a senior executive (including as Chief Executive Officer) and director of several companies in the utility and energy sector, makes him well qualified to serve on the Board.

Rina Joshi, age 40, is a seasoned investment professional with over 18 years of experience investing in stressed and distressed companies and special situations. She has managed investments across a broad range of industries and geographies with a focus on restructurings and process driven situations. Ms. Joshi has a track record of producing superior results across market cycles through capital markets transactions, operational restructurings and evaluation of M&A opportunities. Ms. Joshi is the founder of the Nest Collective, an empowerment program and community for young girls in elementary school. She managed the marketing, recruitment, enrollment and organizational start-up process to launch Nest Collective in the Fall of 2021. Prior to that, Ms. Joshi served as a Managing Director of Apollo Global Management, a global alternative investment management firm, from June 2020 to June 2021. In this role, Ms. Joshi focused on the identification and evaluation of credit and special situations opportunities and structured terms for various primary issue financings. Ms. Joshi served as a Managing Director of PointState Capital from March 2016 to February 2020, where she managed investments across various industries, including utilities, telecom, shipping, and energy, and participated in several ad hoc committees related to in-court and out-of-court restructurings. From July 2003 to March 2016, Ms. Joshi served in various capacities at Citigroup Global Markets, including as a high yield corporate bond strategist, head of Distressed & High Yield Energy Research, and as a distressed debt desk investment analyst. Ms. Joshi holds the Chartered Financial Analyst designation and graduated from the Huntsman Program in International Studies and Business at the University of Pennsylvania. She received a Bachelor of Science in Economics from The Wharton School and a Bachelor of Arts in International Studies from the College of Arts & Sciences. Ms. Joshi’s principal business address is 105 5th Avenue, New York, NY 10003. Ms. Joshi is a citizen of the United States of America.

Director Qualifications: Ms. Joshi’s significant experience in business and finance matters, including her familiarity with capital markets, restructuring and M&A transactions, make her well qualified to serve on the Board.

Henry P. Linginfelter, age 61, has more than 35 years of natural gas utility experience. He retired as Executive Vice President of Southern Company Gas in 2019. As EVP, he was responsible for all day-to-day operations of the largest gas utility in the United States, serving approximately 4.5 million customers through seven gas companies across seven states. Responsibilities included safety, construction, customer service, engineering, reliability, marketing, environmental, gas supply and control, budgeting and planning, external affairs, and financial performance, among other duties. He also served for many years on the board of the company’s captive insurance business which assesses and mitigates risk and liability issues across the corporation. In addition to his broad executive and operating experience, Mr. Linginfelter has extensive experience in regulatory and legislative affairs, with a track record of achieving constructive and trustworthy engagement and positive outcomes with regulators and elected officials across several jurisdictions. Mr. Linginfelter is former Chairman of the Southern Gas Association and served on the American Gas Association Leadership Council for several years. He serves on numerous not-for-profit boards and was Chairman of the Georgia Chamber of Commerce in 2016. He holds a Bachelor’s Degree in Industrial Management from Georgia Tech and an MBA from the J. Mack Robinson College of Business at Georgia State University. Mr. Linginfelter is a Fellow of CEO Perspectives leadership program – University of Chicago’s Booth School and Northwestern University’s Kellogg School. Mr. Linginfelter’s principal business address is 1724 Dixon Lane, St. Simons Island, GA 31522. Mr. Linginfelter is a citizen of the United States of America.

Director Qualifications: Mr. Linginfelter’s broad and extensive experience in business, finance, operations and administration, which he gained through serving as the head of all day-to-day operations for the largest gas utility business for more than ten years, his intimate familiarity with the natural gas utility sector, and his significant experience in regulatory and legislative affairs, make him well qualified to serve on the Board.

Jesse A. Lynn, age 51, has been General Counsel of Icahn Enterprises L.P. (NASDAQ: IEP), a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, real estate, home fashion and pharma, since 2014. Mr. Lynn has also served as Chief Operating Officer of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since April 2021. From 2004 to 2014, Mr. Lynn was Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Lynn worked as an associate in the New York office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its business and finance department from 2000 until 2004. From 1996 to 2000, Mr. Lynn was an associate in the corporate group at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn has been a director of: Xerox Holdings Corporation (NASDAQ: XRX), a provider of print and digital document products and services, since November 2021; FirstEnergy Corp. (NYSE: FE), an electric utility, since March 2021; and Conduent Incorporated (NASDAQ: CNDT), a provider of business process outsourcing services, since April 2019. Mr. Lynn was previously a director of: Cloudera, Inc. (NASDAQ: CLDR), a provider of enterprise data cloud services, from August 2019 through its sale to CD&R and KKR in October 2021; Herbalife Nutrition Ltd. (NYSE: HLF), a nutrition company, from April 2014 to January 2021; and The Manitowoc Company, Inc. (NYSE: MTW), a capital goods manufacturer, from April 2015 to February 2018. Carl C. Icahn has or previously had non-controlling interests in each of Xerox, FirstEnergy, Conduent, Cloudera, Herbalife and Manitowoc through the ownership of securities. Mr. Lynn received a B.A. from the University of Michigan in 1992 and a J.D. from the Boston University School of Law in 1996. Mr. Lynn’s principal business address is 16690 Collins Avenue, Suite PH-1, Sunny Isles Beach, FL 33160. Mr. Lynn is a citizen of the United States of America.

Director Qualifications: Mr. Lynn’s broad business, legal and administration experience, his experience as a public company director, and his experience in a variety of industries make him well qualified to serve on the Board.

Ruby Sharma, age 55, is a multi-cultural, global business advisor with comprehensive expertise & skills in Strategy, Operational Risk Transformation, M&A, Governance, Audit & Accounting. She has lived in North

America, the United Kingdom, Germany, Asia and is fluent in English, German and Hindi. For more than 25 years as a cross-sector financial & audit committee expert, she has worked with Fortune 500 multi-national corporations, C-Suite and Board leadership to innovate and change, drive revenue growth, strengthen regulator and investor relationships, incorporating diversity, equity & inclusion (DEI). Ms. Sharma has served as Managing Partner of RNB Strategic Advisors, a strategic advisory firm, since September 2018. Ms. Sharma served as a Partner at Ernst & Young LLP (EY), a multinational professional services network, from 2002 until her retirement in December 2017, where she founded and led the Center for Board Matters and developed and built EY’s Global Strategy and Execution infrastructure for Governance Services to Boards and C-suite. She also served as a Partner in Fraud Investigations and Dispute Services at EY from 2004 to 2010. Prior to her time at EY, Ms. Sharma served as Senior Manager of Forensic and Litigation Services at Arthur Andersen LLP, a holding company that provided auditing, tax and consulting services to large corporations, from 1999 to 2002. Ms. Sharma has led internal investigations, working with the U.S. Securities & Exchange Commission (SEC) and other regulatory organizations on complex issues involving white-collar crime, Foreign Corrupt Practices Act (FCPA), risk and damage assessments, and accounting and financial issues. Ms. Sharma is a frequent keynote speaker and panelist on corporate governance topics, contributor to international news media & has authored several audit committee handbooks and guides, white papers on governance, value protection and diversity and inclusion topics.

Effective December 13, 2021, Ms. Sharma was elected to the board of directors of ShotSpotter, Inc. (Nasdaq: SSTI), a developer of precision policing technology solutions that enable law enforcement to more effectively respond to, investigate and deter crime, and serves as a member of its Audit Committee. In addition to serving as the Chair of the Audit Committee at Penn Medicine Princeton Health (April 2010 to October 2020), Ms. Sharma is advisory council member for reacHIRE, Princeton Frugal Innovation Accelerator and has served as Board of Trustees, National Ascend Organization; Member, Asia Society Business Council. She was honored as one of Outstanding 50 Asian Americans in Business in the Americas in 2011 by the Asian American Business Development Center.

Ms. Sharma is a Fellow Chartered Accountant (Institute of Chartered Accountants in England & Wales) and holds a Bachelor of Arts. in Economics from Delhi University, India. Ms. Sharma has also attended the Executive Education program for EY Partners at Northwestern University, Kellogg School of Management. Ms. Sharma currently qualifies as an “audit committee financial expert” under the rules of the SEC. Ms. Sharma’s principal business address is 24 Arnold Drive, Princeton Jct., NJ 08550. Ms. Sharma is a citizen of the United States of America.

Director Qualifications: Ms. Sharma’s extensive business and finance experience gained from her time advising boards and management teams on mergers and acquisitions, initial public offerings, joint ventures, company restructurings, corporate governance, financial due diligence, and other compliance matters make her well qualified to serve on the Board.

Andrew Teno, age 36, has been a portfolio manager at Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since October 2020. Mr. Teno previously worked at Fir Tree Partners, a New York based private investment firm that invests worldwide in public and private companies, real estate and sovereign debt, from 2011 to April 2020. Prior to that, he worked at Crestview Partners from 2009 to 2011 as an associate in their private equity business, and at Gleacher Partners, a boutique mergers and acquisitions firm, from 2007 to 2009. Mr. Teno has been a director of: FirstEnergy Corp. (NYSE: FE), an electric utility, since March 2021; Herc Holdings Inc. (NYSE: HRI), an equipment rental company, since February 2021; and Cheniere Energy, Inc. (NYSE: LNG), a liquefied natural gas company, since February 2021. Mr. Teno previously served as a director of Eco-Stim Energy Solutions from March 2017 to December 2018. Carl C. Icahn has or previously had non-controlling interests in each of FirstEnergy, Herc and Cheniere through the ownership of securities. Mr. Teno received an undergraduate business degree from the Wharton School at the University of Pennsylvania in 2007. Mr. Teno currently qualifies as an “audit committee financial expert” under the rules of the SEC. Mr. Teno’s principal business address is 16690 Collins Avenue, Suite PH-1, Sunny Isles Beach, FL 33160. Mr. Teno is a citizen of the United States of America.

Director Qualifications: Mr. Teno’s broad business and investment experience, his experience as a public company director, including as an Audit Committee member, and his familiarity with national and international business matters make him well qualified to serve on the Board.

Nominee Agreements

Except for the nominee agreements described below, there are no understandings or arrangements between any of the Icahn Nominees or any other person pursuant to which the nominations are to be made by the Participants. Pursuant to nominee agreements entered into by each of the Icahn Nominees with Icahn Capital, an affiliate of Icahn Partners, Icahn Capital has agreed (i) to indemnify such Icahn Nominee with respect to certain costs incurred by such Icahn Nominee in connection with the proxy contest relating to the Annual Meeting or a special meeting called for the election of directors and (ii) to pay certain fees to such Icahn Nominee in certain circumstances. Such indemnification provisions of the nominee agreements cover a nominee’s service as a nominee and not, if elected, as a director of the Company. Additional information concerning the Icahn Nominees is set forth in Annex I to this Proxy Statement.

Interests of the Icahn Nominees

If elected, each Icahn Nominee would receive such directors’ fees as may be payable by the Company in accordance with its practice at the time and, as a result, the Icahn Nominees may be deemed to have an interest in their nominations for election to the Board. The Participants expect that the Icahn Nominees, if elected, will be indemnified for service as directors of Southwest Gas to the same extent indemnification is provided to the current directors of Southwest Gas under the Bylaws and that such individuals would be covered by any policy of insurance under which Southwest Gas insures its directors and officers.

Mr. Lynn is an employee of Icahn Enterprises and Mr. Teno is an employee of Icahn Capital.

Mr. Lynn entered into a letter agreement with Icahn Enterprises on December 9, 2021, pursuant to which Mr. Lynn is employed as General Counsel of Icahn Enterprises (the “Lynn Letter Agreement”). Pursuant to the terms of the Lynn Letter Agreement, Mr. Lynn is an “at-will” employee who may be terminated with or without cause and with or without notice, at any time. The Lynn Letter Agreement provides that Mr. Lynn is entitled to a base salary, an annual bonus opportunity, and a grant of deferred units in Icahn Enterprises, which are subject to vesting and forfeiture pursuant to the terms of Icahn Enterprises’ 2017 Long-Term Incentive Plan. Under the Lynn Letter Agreement, Mr. Lynn is entitled to participate in certain benefit programs and plans of Icahn Enterprises and its affiliates. He is also subject to certain confidentiality and non-compete obligations thereunder. The Lynn Letter Agreement does not provide for any profit-sharing or similar payments relating to the Shares or other investments held by Icahn Partners or its affiliates.

Mr. Teno entered into an employment agreement with Icahn Capital, an affiliate of Mr. Icahn, on October 1, 2020 (the “Teno Employment Agreement”), pursuant to which Mr. Teno is employed as a portfolio manager. The term of the Teno Employment Agreement commenced on October 1, 2020 and ends on September 30, 2027, unless earlier terminated under the terms thereof. Pursuant to the Teno Employment Agreement, Mr. Teno is entitled to a base salary, an annual bonus opportunity, and under certain circumstances, Mr. Teno is also eligible to receive a one-time profit-sharing payment equal to the sum of a specified percentage of net investment gains over a specified hurdle for certain investments held by affiliates of Icahn Capital, which such investments include the Company and its Shares. Under the Teno Employment Agreement, Mr. Teno is also entitled to participate in certain benefit programs and plans of Icahn Capital. He is also subject to certain confidentiality and non-compete obligations thereunder.

From time to time, Messrs. Lynn and Teno have served on the boards of directors of entities in which Mr. Icahn and/or his affiliates have an interest. In such situations where Mr. Icahn does not control such entities, Messrs. Lynn and Teno receive customary director compensation from such entities (which may include cash fees, equity awards, reimbursement of travel expenses, indemnification and the like).

Pursuant to the limited partnership agreement of Icahn Enterprises, each of Messrs. Lynn and Teno are entitled to indemnification for certain losses and expenses incurred in connection with proxy contests and service as a director on boards of directors of companies in which Icahn Enterprises or its affiliates have an interest (including any service as a director on the Board).

THE SPECIAL MEETING PROPOSAL

Proposal 2: Resolution To Call a Special Meeting to Permit the Nomination of the Icahn Nominees

At the Annual Meeting, Icahn Partners and the other Participants will propose that the Company’s stockholders adopt the Special Meeting Proposal, the purpose of which is to approve the calling of a special meeting of the Company’s stockholders where the Board shall undertake the actions necessary to permit the nomination of the Icahn Nominees. The following is the text of the Special Meeting Proposal:

“RESOLVED, that the stockholders of Southwest Gas Holdings, Inc. (the “Company”) hereby approve a proposal by Icahn Partners LP to call a special meeting of stockholders of the Company. At that special meeting the Board of Directors of the Company shall undertake such actions so as to permit the nomination of the slate of ten (10) directors (or such greater number of directors as may be nominated by Icahn Partners LP in the event the Company increases the number of directors up for election at the Annual Meeting) as originally proposed by Icahn Partners and its affiliates for election at the Annual Meeting. Such special meeting shall be held at the principal executive offices of the Company no later than 45 days following the date of receipt of all required governmental or regulatory approvals, consents, clearances or waivers which, in each case, have not been appealed and are no longer appealable, only if it is determined that such regulatory approvals are required to be obtained despite structuring the closing of the Icahn tender offer to avoid the need for any such approvals, in order for the nominees of Icahn Partners LP to serve on the Board of Directors of the Company.”

If it is determined, despite structuring the closing of the Icahn tender offer to avoid such requirements, that governmental or regulatory approvals, consents, clearances or waivers are required, then it may be necessary for the Icahn Nominees not to be seated on the Board until such time as the applicable approvals, consents, clearances or waivers have been obtained. In order to address a situation where the Icahn Nominees were unable to be elected and seated at the Annual Meeting in accordance with applicable regulatory requirements, we have included the Special Meeting Proposal to allow the Company’s stockholders to vote on a proposal at the Annual Meeting that approves and requires the calling of a special meeting of the Company’s stockholders requiring the Board put forth at such special meeting any matters that may be required to provide for the election of the Icahn Nominees following the satisfaction of the requisite regulatory approvals. The purpose of the calling of the Special Meeting would be to allow the Company’s stockholders to vote on seating the Icahn Slate once the requisite regulatory approvals have been satisfied (rather than requiring the stockholders to wait until the Company’s 2023 Annual Meeting to consider the Icahn Slate).

The Special Meeting Proposal will be approved if it receives the affirmative vote of the holders of not less than one-third (1/3) of the Company’s issued and outstanding shares, as this is the threshold share amount that is needed for shareholders to approve the calling of a Special Meeting. Abstentions and broker non-votes with respect to the Special Meeting Proposal will have the effect of a vote “AGAINST” the Special Meeting Proposal.

WE STRONGLY URGE YOU TO VOTE “FOR” THE SPECIAL MEETING PROPOSAL BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD OR, IF APPLICABLE, THE ENCLOISED GOLD VOTING INSTRUCTION FORM USING THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT. IF YOUR SHARES ARE HELD FOR YOU BY A CUSTODIAN BROKER OR BANK, YOU ALSO MAY BE ABLE TO VOTE YOUR SHARES BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS PROVIDED BY YOUR CUSTODIAN BROKER OR BANK. IF YOU HAVE SIGNED THE GOLD PROXY CARD OR, IF APPLICABLE, THE GOLD VOTING INSTRUCTION FORM AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES OF COMMON STOCK REPRESENTED BY THE GOLD PROXY CARD OR, IF APPLICABLE, THE GOLD VOTING INSTRUCTION FORM “FOR” THE SPECIAL MEETING PROPOSAL.

THE BYLAW RESTORATION PROPOSAL

Proposal 3: Resolution to Repeal any Attempt by the Board to Change, Amend, Modify, or Alter the Bylaws, as such Bylaws Existed on October 19, 2021, that could Interfere with the Seating of the Icahn Nominees as the Entire Board

At the Annual Meeting, Icahn Partners and the other Participants will propose that the Company’s stockholders adopt the Bylaw Restoration Proposal, the purpose of which is to prevent the incumbent Board from interfering with the seating of the Icahn Nominees as the entire Board. The following is the text of the Bylaw Restoration Proposal:

“RESOLVED, that any provision, change, amendment, modification or alteration of the Amended and Restated Bylaws of Southwest Gas Holdings, Inc. (the “Bylaws”) that exists as of the effectiveness of this resolution and that occurred on or after October 19, 2021, that could interfere with the seating of the directors nominated by Icahn Partners LP (the “Icahn Slate”) for election to the Southwest Gas Holdings, Inc. Board of Directors at the Annual Meeting or any subsequently called Special Meeting called for the purpose of electing the Icahn Slate to the Board, be and is hereby repealed.”

If the incumbent Board does not effect any change to the version of the Bylaws publicly available as Exhibit 3.1 to the Form 8-K filed by Southwest Gas on October 18, 2021 with the SEC, the Bylaw Restoration Proposal will have no effect. However, if the incumbent Board has made changes since that time, the Bylaw Restoration Proposal, if adopted, will restore the Bylaws to the version that was filed as Exhibit 3.1 to the Form 8-K filed by Southwest Gas with the SEC on October 18, 2021, without considering the nature of any changes the incumbent Board may have adopted. As a result, the Bylaw Restoration Proposal could have the effect of repealing Bylaw amendments which one or more stockholders may consider to be beneficial to them or to Southwest Gas. However, the Bylaw Restoration Proposal will not preclude the newly-elected Board from reconsidering any repealed Bylaw changes following the Annual Meeting.

We are not currently aware of any specific Bylaw provisions that would be repealed by the adoption of the Bylaw Restoration Proposal.

The Bylaw Restoration Proposal will be approved if it receives the affirmative vote of a majority of the stockholders entitled to vote at the Annual Meeting. Abstentions and broker non-votes with respect to the Bylaw Restoration Proposal will have the effect of a vote “AGAINST” the Bylaw Restoration Proposal.

WE STRONGLY URGE YOU TO VOTE “FOR” THE BYLAW RESTORATION PROPOSAL BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD OR, IF APPLICABLE, THE GOLD VOTING INSTRUCTION FORM USING THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT. IF YOUR SHARES ARE HELD FOR YOU BY A CUSTODIAN BROKER OR BANK, YOU ALSO MAY BE ABLE TO VOTE YOUR SHARES BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS PROVIDED BY YOUR CUSTODIAN BROKER OR BANK. IF YOU HAVE SIGNED THE GOLD PROXY CARD OR, IF APPLICABLE, THE GOLD VOTING INSTRUCTION FORM AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES OF COMMON STOCK REPRESENTED BY THE GOLD PROXY CARD OR, IF APPLICABLE, THE GOLD VOTING INSTRUCTION FORM “FOR” THE BYLAW RESTORATION PROPOSAL.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as Southwest Gas’ Independent Public Accounting Firm for the 2022 Fiscal Year

Based on information contained in the Company’s proxy statement, it is expected that at the Annual Meeting the stockholders will be asked to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year at the Annual Meeting. The Company’s Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit its consolidated financial statements for the year ending December 31, 2022, including the audit of Southwest Gas’ internal control over financial reporting. Based on the Company’s proxy statement, the approval of Proposal 4 requires the affirmative vote of a majority of the Shares represented and voting at the Annual Meeting. Abstentions with respect to Proposal 4 will not be counted as votes cast and will, therefore, have no effect on the proposal; however, abstentions will be counted in determining the number of votes required to attain a majority of the Shares represented in person or by proxy at the meeting and entitled to vote. Under the rules of the New York Stock Exchange (the “NYSE”), when there is a contest with respect to the election of directors, banks, brokerage firms, dealers, trust companies or other custodians may not exercise discretionary voting authority on behalf of the beneficial owners of the Shares on any matters that are to be presented at the Annual Meeting, including matters that are viewed as routine matters. Accordingly, Shares that are held by banks, brokerage firms, dealers, trust companies or other custodians for which no instructions have been provided, which are often referred to as broker non-votes, will have no effect on Proposal 4 as banks, brokerage firms, dealers, trust companies or other custodians are not entitled to vote on Proposal 4 in the absence of voting instructions from the beneficial owner.

We recommend a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year.

[TO ADDRESS ANY PROPOSALS IN THE COMPANY’S PROXY STATEMENT]

Other Proposals

Except as set forth in this Proxy Statement, the Icahn Participants are not aware of any other matter to be considered at the Annual Meeting. However, if the Icahn Participants learn of any other proposals made at a reasonable time before the Annual Meeting, the Icahn Participants will either supplement this Proxy Statement and provide stockholders with an opportunity to vote by proxy directly on such matters or will not exercise discretionary authority with respect thereto. If other proposals are made thereafter, the persons named as proxies on the GOLD proxy card solicited by the Icahn Participants will vote such proxies in their discretion.

If you sign and return the GOLD proxy card or, if applicable, the GOLD voting instruction form, your Shares will be voted in accordance with your specifications. If no direction is indicated with respect to the foregoing proposals, you will be deemed to have given a direction to vote the Shares represented by the GOLD proxy card or, if applicable, the GOLD voting instruction form (1) “FOR” all nominees set forth in Proposal 1, (2) “FOR” the Special Meeting Proposal, (3) “FOR” the Bylaw Restoration Proposal, (4) “FOR” the auditor ratification proposal, and (5) in the proxy holders’ discretion as to other matters that may come before the Annual Meeting.

The Company has set the close of business on [●], 2022 as the Record Date for determining stockholders entitled to notice of and to vote at the Annual Meeting. The mailing address of the principal executive offices of the Company is 8360 S. Durango Drive, Post Office Box 98510, Las Vegas, Nevada 89193-8510. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were [●] Shares outstanding.

VOTING AND PROXY PROCEDURES

Voting and Proxy Procedures

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell their Shares after the Record Date.

Stockholders of Record: If your Shares are held in your own name, please authorize a proxy to vote by signing and returning the enclosed GOLD proxy card using the postage-paid envelope provided.

Street Name Holders: If you hold your Shares in the name of one or more banks, brokerage firms, dealers, trust companies or other custodians, only they can vote your Shares and only upon receipt of your specific instructions. Accordingly, you should complete, sign, date and return the enclosed GOLD voting instruction form or vote by telephone or Internet by following the directions provided to you by your broker or bank custodian or contact the person responsible for your account and give instructions to them to sign and return a GOLD proxy card representing your Shares to elect the Icahn Nominees to the Board, to approve the Special Meeting Proposal and to approve the Bylaw Restoration Proposal.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked.

If a stockholder returns a GOLD proxy card or, if applicable, a GOLD voting instruction form that is signed, dated and not marked with respect to the proposals, that stockholder will be deemed to have given direction to vote (1) “FOR” all the Icahn Nominees set forth in Proposal 1; (2) “FOR” the Special Meeting Proposal; (3) “FOR” the Bylaw Restoration Proposal; (4) “FOR” the ratification of the appointment of Pricewaterhouse Coopers LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year; and (5) in the proxy holders’ discretion as to other matters that may come before the Annual Meeting.

Quorum; Broker Non-Votes; Discretionary Voting

A quorum is the minimum number of Shares that must be represented at a duly called meeting of stockholders virtually or represented by proxy, in order to legally conduct business at the meeting. According to Southwest Gas’ proxy statement, a quorum requires the presence of the holders of a majority of the Shares entitled to vote represented in person or by proxy at the Annual Meeting.

According to Southwest Gas’ proxy statement, abstentions and instructions to withhold authority to vote will be treated as Shares that are present and entitled to vote for the purposes of determining whether a quorum exists. Abstentions and instructions to withhold authority will not be counted as votes cast and will have no effect on the outcome of the vote.

Under the rules of the NYSE, when there is a contest with respect to the election of directors, banks, brokerage firms, dealers, trust companies or other custodians may not exercise discretionary voting authority on behalf of the beneficial owners of the Shares on any matters that are to be presented at the Annual Meeting, including matters that are viewed as routine matters. Accordingly, Shares that are held by banks, brokerage firms, dealers, trust companies or other custodians for which no instructions have been provided, which are often referred to as broker non-votes, will not be counted as present and entitled to vote at the Annual Meeting for the purpose of determining the existence of a quorum. If your Shares are held in the name of your bank, brokerage firm, dealer, trust company or other custodian, we encourage you to provide voting instructions to your bank, brokerage firm, dealer, trust company or other custodian promptly so that your Shares can be counted as present for the purposes of establishing a quorum and voted at the Annual Meeting.

If you are a stockholder of record, you must deliver your vote on the GOLD proxy card, the Company’s proxy card or [virtually] attend the Annual Meeting in order to be counted in the determination of a quorum.

If your Shares are held in the name of your bank, brokerage firm, dealer, trust company or other custodian, that party will give you instructions for voting your Shares. If you do not give your voting instructions to your bank, brokerage firm, dealer, trust company or other custodian, it will not be allowed to vote your Shares with respect to the election of directors or any additional proposals which may be presented at the Annual Meeting.

Revocation of Proxies

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy), by delivering a written notice of revocation, or by signing and delivering a subsequently dated proxy which is properly completed. The revocation may be delivered either to Icahn Partners in care of Harkins Kovler, LLC at the address set forth on the back cover of this Proxy Statement or to Southwest Gas at 8360 S. Durango Drive, Post Office Box 98510, Las Vegas, Nevada 89193-8510, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Icahn Partners in care of Harkins Kovler, LLC at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.

SOLICITATION OF PROXIES; EXPENSES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Participants. Proxies may be solicited through the mail, press releases and other public statements, electronic communications, telephone, fax and in-person meetings. Each of the Icahn Nominees, the other Participants named in this proxy statement, and employees of the Icahn Participants may assist in the solicitation of proxies without any additional remuneration.

The Participants have retained Harkins Kovler, LLC to provide solicitation and advisory services in connection with this solicitation. Harkins Kovler, LLC will be paid a fee not to exceed $[●] based upon the campaign services provided. In addition, the Participants will reimburse Harkins Kovler, LLC for its reasonable out-of-pocket expenses and will indemnify Harkins Kovler, LLC against certain liabilities and expenses, including certain liabilities under the federal securities laws. Harkins Kovler, LLC will solicit proxies from individuals, banks, brokerage firms, dealers, trust companies, other custodians and other institutional holders. It is anticipated that Harkins Kovler, LLC will employ up to 35 persons to solicit the Company’s stockholders as part of this solicitation. Harkins Kovler, LLC does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation. The costs related to this proxy solicitation will be borne by the Participants. Costs of this Proxy Solicitation are currently estimated to be approximately $[●]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation. We estimate that through the date hereof, the Participants’ expenses in connection with this Proxy Solicitation are approximately $[●]. If successful, the Participants may seek reimbursement of these costs from the Company.

In the event that the Participants decide to seek reimbursement of their expenses, the Participants do not intend to submit the matter to a vote of the Company’s stockholders. The Board would be required to evaluate the requested reimbursement consistent with its fiduciary duties to the Company and its stockholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation and other costs incidental to the solicitation.

If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor, Harkins Kovler, LLC: Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380; All Others Call Toll Free: +1 (800) 326-5997; Email: SWX@harkinskovler.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: What are you asking Southwest Gas’ stockholders to do?

A: We are asking for support for the election of our ten director candidates, Nora Mead Brownell, Marcie L. Edwards, Andrew W. Evans, H. Russell Frisby, Jr., Walter M. Higgins III, Rina Joshi, Henry P. Linginfelter, Jesse A. Lynn, Ruby Sharma and Andrew J. Teno, to the Board. As described more fully in this Proxy Statement, we believe our director candidates will add valuable perspectives and leadership to the Board. We believe our candidates possess the skills, experience, energy and leadership abilities necessary to contribute to Southwest Gas as well-rounded Board members. Our director candidates will be active and responsible stewards of the trust placed in them by the stockholders and will represent, and will seek the best possible results for, all of Southwest Gas’ stockholders.

Under the proxy rules, we may solicit proxies in support of the Icahn Nominees. This would enable a stockholder who desires to vote for up to a full complement of ten director nominees to use the GOLD proxy card or, if applicable, the GOLD voting instruction form to vote for the Icahn Nominees. The election of all ten of the Icahn Nominees will replace the entire incumbent Board.

We are also asking stockholders to approve the Special Meeting Proposal and the Bylaw Restoration Proposal. The Special Meeting Proposal, if necessary, is intended to provide stockholders a mechanism to exercise their desire to seat the Icahn Nominees in the event they are unable to be seated as a result of any required regulatory approvals that may be necessary in conjunction with the closing of the Icahn tender offer and seating of the Icahn Nominees, if elected. We believe that a potential timing issue in terms of third party required approvals that may be necessary should not restrict the will of the stockholders and the Special Meeting Proposal is designed to address that timing issue, if it arises. The purpose of the calling of the Special Meeting is to allow you, the Company’s stockholders, to vote on seating the Icahn Slate once the requisite regulatory approvals have been satisfied (rather than requiring stockholders to wait until the Company’s 2023 Annual Meeting to consider the Icahn Slate).

Q: Who are your director candidates?

A: Nora Mead Brownell, Marcie L. Edwards, Andrew W. Evans, H. Russell Frisby, Jr., Walter M. Higgins III, Rina Joshi, Henry P. Linginfelter, Jesse A. Lynn, Ruby Sharma and Andrew J. Teno are highly qualified individuals with significant business experience. The principal occupation and business experience of each of these candidates is described in this Proxy Statement in the section titled “Matters to be Considered at the Annual Meeting—Proposal 1: Election of the Icahn Nominees—Biographical Information About the Icahn Nominees.” We believe that each of our director candidates would be considered independent under the applicable rules of the NYSE and Southwest Gas’ corporate governance guidelines, and none of our director candidates are affiliated with Southwest Gas or any of its subsidiaries. If elected to the Board, our director candidates would owe fiduciary duties to all of Southwest Gas’ stockholders.

Q: Is David Adame an Icahn Nominee?

A: No. Mr. Adame is not an Icahn Nominee. However, Icahn Partners and the Icahn Participants have indicated that if the Icahn Nominees are elected to the Board, then the Icahn Nominees plan to seek to add a director from Arizona to the Board. Icahn Partners and the Beneficial Owners believe that Mr. Adame is a strong candidate for this position. As Mr. Adame is not an Icahn Nominee and does not own any Shares, Icahn Partners and the Icahn Participants do not believe Mr. Adame qualifies as a Participant. Notwithstanding the foregoing, Mr. Adame has been included in this proxy statement solely to the extent that he may be deemed to be a Participant.

Q: Who is entitled to vote?

A: Only holders of voting stock at the close of business on the Record Date, [●], 2022, are entitled to notice of and to vote at the Annual Meeting. Stockholders who sold Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date (unless they also transfer their voting rights).

Q: How important is my vote?

A: Your vote is important, no matter how few Shares you own. The Participants urge you to sign, date, and return the enclosed GOLD proxy card or, if applicable, the enclosed GOLD voting instruction form today to elect the Icahn Nominees, to approve the Special Meeting Proposal and to approve the Bylaw Restoration Proposal. The Board will ultimately be comprised of the ten nominees who receive the most votes cast in favor or his or her election at the Annual Meeting. We urge you to vote in favor of the Icahn Nominees.

Q: How do I vote my Shares?

A: Shares held in record name. If your Shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Shares will be presumed to be a proxy with respect to all Shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your Shares in “street” name with a bank, brokerage firm, dealer, trust company or other custodian, only that party can exercise the right to vote with respect to the Shares that you beneficially own through such party and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote for the Icahn Nominees, the Special Meeting Proposal and the Bylaws Restoration Proposal. Please follow the instructions to vote provided on the enclosed GOLD voting instruction form. If your broker, bank, dealer, trust company, or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to SWX@harkinskovler.com or mailing them to Icahn Partners LP, c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

We urge you not to return any proxy card provided by Southwest Gas. You do not need to (and should not) vote “withhold” on Southwest Gas’ proxy card to vote for the Icahn Nominees. You should not vote for any of Southwest Gas’ director nominees or any other matter on Southwest Gas’ proxy card. If you vote and return both our GOLD proxy card and Southwest Gas’ proxy card, only the latest dated proxy card will be counted.

Q: What is a quorum?

A: A quorum is the minimum number of Shares that must be represented at a duly called meeting of stockholders in person or by proxy in order to legally conduct business at the meeting. According to Southwest Gas’ proxy statement, a quorum requires the presence of the holders of a majority of the Shares entitled to vote represented in person or by proxy at the Annual Meeting. Under the rules of the NYSE, when there is a contest with respect to the election of directors, banks, brokerage firms, dealers, trust companies or other custodians may not exercise discretionary voting authority on behalf of the beneficial owners of the Shares on any matters that are to be presented at the Annual Meeting, including matters that are viewed as routine matters. Accordingly, Shares that are held by banks, brokerage firms, dealers, trust companies or other custodians for which no instructions have been provided, which are often referred to as broker non-votes, will not be counted as present and entitled to vote at the Annual Meeting for the purpose of determining the existence of a quorum. If your Shares are held in the name of your bank, brokerage firm, dealer, trust company or other custodian, we encourage you to provide voting instructions to your bank, brokerage firm, dealer, trust company or other custodian promptly so that your Shares can be counted as present for the purposes of establishing a quorum and voted at the Annual Meeting.

Q: What should I do if I receive a proxy card from the Company?

A: If you submit a proxy to us by signing and returning the enclosed GOLD proxy card or, if applicable, the enclosed GOLD voting instruction form, do not sign or return the proxy card or, if applicable, voting instruction form solicited by the Company or follow any voting instructions provided by the Company unless you intend to change your vote, because only your latest dated proxy or, if applicable, voting instruction form will be counted.

We recommend that you disregard any proxy card or solicitation materials that may be sent to you by the Company. If you have already voted using the Company’s [COLOR] proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy or, if applicable, voting instruction form that you submit will be counted; any proxy or, if applicable, voting instruction form may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor, Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019; Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380; All Others Call Toll Free: +1 (800) 326-5997; Email: SWX@harkinskovler.com.

Q: Can I change my vote or revoke my proxy?

A: If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed GOLD proxy card (the latest dated proxy is the only one that counts);

•

delivering a written revocation or a later dated proxy for the Annual Meeting to Icahn Partners LP, c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019, or to the secretary of the Company;

•	delivering a written revocation or a later dated proxy for the Annual Meeting to the secretary of the Company or to the Company’s proxy solicitor; or

•	attending the Annual Meeting and voting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your Shares are held by a bank, brokerage firm, dealer, trust company or other custodian, you should follow the instructions provided by your bank, brokerage firm, dealer, trust company or other custodian to have your Shares voted. If you attend the Annual Meeting and you beneficially own Shares but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior vote. You must have written authority from the record owner to vote your Shares held in its name at the meeting. If you have any questions or require any assistance, contact our proxy solicitor, Harkins Kovler, LLC - Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380; All Others Call Toll Free: +1 (800) 326-5997; Email: SWX@harkinskovler.com.

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S [COLOR] PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of any revocation be mailed to Icahn Partners LP, c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019.

Q: What is the deadline for providing a proxy?

A: We urge you to submit your proxy to us or, if applicable, your voting instruction form to your custodian broker or bank as soon as possible. For your proxy to be voted at the Annual Meeting, we must receive it on or prior to the date of the Annual Meeting. The Annual Meeting is scheduled to be held on [●], 2022. Consult with your custodian bank or broker to ascertain the deadline for submitting voting instructions.

Q: Who is making this proxy solicitation?

A: The solicitation of proxies pursuant to this proxy solicitation is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, virtually and by advertisements. The Participants will solicit proxies from individuals, banks, brokerage firms, dealers, trust companies, other custodians and other institutional holders. The Participants have requested banks, brokerage firms, dealers, trust companies or other custodians to forward all solicitation materials to the beneficial owners of the Shares they hold of record. The Participants will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of the Icahn Participants will also participate in the solicitation of proxies. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Q: Why are you making this proxy solicitation?

A: We believe that Southwest Gas is in critical need of new leadership at the Board level. We are confident that our highly qualified independent director candidates will add valuable perspectives and leadership to the Board. We believe our candidates possess the skills, experience, energy and leadership abilities necessary to contribute to Southwest Gas as well-rounded Board members. Our director candidates will be active and responsible stewards of the trust placed in them by the stockholders.

Q: What is the Icahn tender offer?

A: The “Icahn tender offer” or the “tender offer” as used in this Proxy Statement refers to the tender offer commenced by IEP Utility Holdings LLC, a Delaware limited liability company, for any and all of the outstanding Shares of the Company, including the associated rights issued in connection with the Company’s adoption of the Poison Pill, at a price of $75.00 per Share in cash. This Proxy Statement is not a recommendation, an offer to purchase or a solicitation of an offer to sell Shares. IEP Utility Holdings filed a Tender Offer Statement and related exhibits with the SEC on October 27, 2021. The Company filed a Solicitation/Recommendation Statement with respect to the tender offer with the SEC on November 9, 2021. Stockholders of the Company are strongly advised to read the Tender Offer Statement (including the related exhibits) and the Solicitation/Recommendation Statement, as they may be amended from time to time, because they contain important information that stockholders should consider before making any decision regarding tendering their Shares. The Tender Offer Statement (including the related exhibits) and the Solicitation/recommendation Statement are available at no charge on the SEC’s website at www.sec.gov. The Tender Offer Statement and other documents that are filed by IEP Utility Holdings LLC with the SEC will be made available to all stockholders of the Company free of charge upon request to the information agent for the tender offer. The information agent for the tender offer is Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019, toll-free telephone: +1 (800) 326-5997, email: swx@harkinskovler.com.

Q: Is the tender offer related to this proxy solicitation?

A: The tender offer has been launched by IEP Utility, which is an affiliate of Icahn Partners LP. Icahn Partners LP, along with the other participants, are seeking proxies pursuant to this Proxy Statement and are conducting this proxy solicitation. IEP Utility, the offeror in the tender offer, has included a condition to the closing of the tender offer that a majority of the Icahn Slate are elected and seated as members of the Board of Directors of the Company at the Annual Meeting or at any subsequently called special meeting for such purpose. We believe that it is necessary to condition the closing of the tender offer on the election of a majority of the Icahn Slate because the incumbent Board is too focused on saving their own jobs and we anticipate that the incumbent Board will continue to keep the Poison Pill and other entrenchment devices at the Company in place, which will prevent the tender offer from closing and the Company’s stockholders from being able to receive a premium for their Shares. If the Poison Pill and other entrenchment devices at the Company continue in place, then the tender offer cannot close and stockholders will be prevented from receiving a premium for their Shares. Accordingly, IEP Utility has conditioned the tender offer on a majority of the Icahn Slate being elected at the Annual Meeting because we believe that the Icahn Nominees despise entrenchment devices and will seek to remove the Poison Pill and other entrenchment devices after the meeting so as to allow the Company’s stockholders the choice to tender their Shares into the offer and receive a premium for their Shares upon the closing of the offer.

Q: Where can I find additional information concerning Southwest Gas and the Annual Meeting?

A: Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in Southwest Gas’ proxy statement in connection with the Annual Meeting, including:

•	Item 1 of Schedule 14A (date, time and place of the Annual Meeting);

•	Item 5 of Schedule 14A (interest of certain persons in matters to be acted upon, other than the Participants);

•	Item 6 of Schedule 14A (voting securities and principal holders thereof, other than the Participants);

•	Item 7 of Schedule 14A (information about directors and executive officers and corporate governance matters);

•	Item 8 of Schedule 14A (compensation of directors and executive officers);

•	Item 9 of Schedule 14A (independent public accountants);

•	[TO ADDRESS ANY PROPOSALS IN THE COMPANY’S PROXY STATEMENT]

•

Date on which proposals of stockholders intended to be presented at the 2023 annual meeting of stockholders of the Company must be received by the Company in order to be included in the Company’s proxy materials for that meeting and the date after which stockholder proposals for the 2023 annual meeting of the stockholders will be considered untimely.

Please refer to the Company’s proxy statement for such information. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. We take no responsibility for the accuracy or completeness of information contained in Southwest Gas’ proxy statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the Internet, free of charge, on the SEC’s website at https://www.sec.gov.

Q: Who should I call if I have any questions?

A: If you have any questions, require any assistance in voting your Shares, need additional copies of our proxy materials, or have any other questions, please contact our proxy solicitor, Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019; Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380; All Others Call Toll Free: +1 (800) 326-5997; Email: SWX@harkinskovler.com.

Conclusion

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating, and returning the enclosed GOLD proxy card or, if applicable, the enclosed GOLD voting instruction form today to elect the Icahn Nominees, to approve the Special Meeting Proposal and to approve the Bylaw Restoration Proposal.

Thank you for your support,

Icahn Partners LP

[●], 2022

FORWARD LOOKING STATEMENTS

This Proxy Statement may include forward-looking statements that reflect the Participants’ current views with respect to future events, trends, plans or objectives. Statements that include the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “objective,” “plan,” “position,” “project,” “should,” “strategy,” “will,” “would” or the negative of those terms or other variations of them or comparable terminology are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Any forward-looking statements made in this Proxy Statement are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Participants will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business, operations or financial condition. Except to the extent required by applicable law, the Participants undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ANNEX I: INFORMATION REGARDING THE PARTICIPANTS

This proxy solicitation is being made by the Participants. The Participants filing this statement include Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), Beckton Corp. (“Beckton”), Carl C. Icahn, a citizen of the United States of America, and each of the following individuals: Ms. Nora Mead Brownell, Ms. Marcie L. Edwards, Mr. Andrew W. Evans, Mr. H. Russell Frisby, Jr., Mr. Walter M. Higgins III, Ms. Rina Joshi, Mr. Henry P. Linginfelter, Mr. Jesse A. Lynn, Ms. Ruby Sharma, Mr. Andrew J. Teno, and Mr. David Adame, each of whom is a citizen of the United States of America. Ms. Nora Mead Brownell, Ms. Marcie L. Edwards, Mr. Andrew W. Evans, Mr. H. Russell Frisby, Jr., Mr. Walter M. Higgins III, Ms. Rina Joshi, Mr. Henry P. Linginfelter, Mr. Jesse A. Lynn, Ms. Ruby Sharma, and Mr. Andrew J. Teno are collectively referred to as the “Icahn Nominees”.

Icahn Partners, Icahn Onshore, Icahn Master, Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton, and Mr. Icahn are collectively referred to as the “Icahn Participants.”

The principal business address of Mr. Icahn, Icahn Partners, Icahn Onshore, Icahn Master, Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton, Mr. Lynn and Mr. Teno is c/o Icahn Enterprises L.P., 16690 Collins Ave., PH-1, Sunny Isles Beach, FL 33160. The principal business address of each of the Icahn Nominees is set forth in the Proxy Statement.

Icahn Onshore is the general partner of Icahn Partners. Icahn Offshore is the general partner of Icahn Master. Icahn Capital is the general partner of each of Icahn Onshore and Icahn Offshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of Icahn Partners, Icahn Onshore, Icahn Master, Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, and Beckton (such entities are referred to collectively with Mr. Icahn as the “Beneficial Owners”). In addition, Mr. Icahn is the indirect holder of approximately 90.2% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (“Icahn Enterprises”). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings.

Each of Icahn Partners and Icahn Master is primarily engaged in the business of investing in securities. Icahn Onshore is primarily engaged in the business of serving as the general partner of Icahn Partners. Icahn Offshore is primarily engaged in the business of serving as the general partner of Icahn Master. Icahn Capital is primarily engaged in the business of serving as the general partner of each of Icahn Onshore and Icahn Offshore. IPH is primarily engaged in the business of serving as the general partner of Icahn Capital. Icahn Enterprises Holdings is primarily engaged in the business of holding direct or indirect interests in various operating businesses. Icahn Enterprises GP is primarily engaged in the business of serving as the general partner of each of Icahn Enterprises and Icahn Enterprises Holdings. Beckton is primarily engaged in the business of holding the capital stock of Icahn Enterprises GP.

The Beneficial Owners beneficially own, in the aggregate, 2,898,676 Shares, which represent approximately 4.8% of the outstanding Shares (based upon 60,385,084 Shares stated to be outstanding as of October 29, 2021, in the Company’s Form 10-Q filed with the SEC on November 9, 2021).

Icahn Partners and Icahn Master have entered into, and may from time to time enter into one or more, cash-settled equity swaps with broker-dealers and other financial institutions and counterparties with respect to 1,075,174 Shares and 764,826 Shares, respectively, with reference prices and maturity dates that vary depending upon the terms of each such cash-settled swap. After giving effect to such transactions, Icahn Partners and Icahn Master may be deemed to have either increased or decreased economic exposure to the securities of the

Company. Icahn Partners and Icahn Master do not have voting power or dispositive power with respect to the Shares referenced in such cash settled swaps and disclaim beneficial ownership of the Shares to which such swaps relate.

Except to the extent of any pecuniary interest therein, the other Participants are not entitled to the right to the dividends on the Shares.

In addition to Icahn Partners, Icahn Onshore, Icahn Master, Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton, and Mr. Icahn, the participants in the solicitation of proxies (the “Participants”) from stockholders of Southwest Gas may also include Nora Mead Brownell, Marcie L. Edwards, Andrew W. Evans, H. Russell Frisby, Jr., Walter M. Higgins III, Rina Joshi, Henry P. Linginfelter, Jesse A. Lynn, Ruby Sharma, Andrew J. Teno, and David Adame. Ms. Brownell, Ms. Edwards, Mr. Evans, Mr. Frisby, Mr. Higgins, Ms. Joshi, Mr. Linginfelter, Mr. Lynn, Ms. Sharma, Mr. Teno and Mr. Adame will not receive any special compensation in connection with this solicitation.

In addition, the Participants may also include Brett Icahn, Andrew Teno and Jesse A. Lynn, each of whom is employed, and therefore compensated, by Icahn Enterprises or its affiliates. These individuals do not beneficially own any Shares. From time to time, these individuals have served on boards of directors of entities in which Icahn Enterprises or its affiliates have an interest. In such situations where Icahn Enterprises does not control such entities, these individuals receive customary director compensation from such entities (which may include cash fees, equity awards, reimbursement of travel expenses, indemnification and the like). Pursuant to the limited partnership agreement of Icahn Enterprises (filed as Exhibit 3.1 to Icahn Enterprises’ Form 10-Q for the quarterly period ended June 30, 2016, filed with the SEC on August 4, 2016), these individuals are entitled to indemnification for certain losses and expenses incurred in connection with proxy contests and service as directors on boards of directors of companies in which Icahn Enterprises or its affiliates have an interest (including the proxy contest relating to the Annual Meeting of the Company’s stockholders and any service as a director on the Company’s board of directors). Each of Messrs. Icahn, Teno and Lynn are party to employment agreements with Icahn Enterprises or its affiliates. Pursuant to the employment agreements with Messrs. Icahn and Teno, under certain circumstances, they will be eligible to receive certain profit sharing payments relating to net investment gains over a specified hurdle for certain investments held by affiliates of Icahn Capital (which such investments include the Shares). These individuals will not otherwise receive any special compensation in connection with the solicitation of proxies from stockholders of the Company.

Icahn Partners and the Beneficial Owners have indicated that if the Icahn Nominees are elected, then the Icahn Nominees plan to seek to add a director from Arizona to the Company’s Board of Directors. Icahn Partners and the Beneficial Owners believe that David Adame is a strong candidate for this position. As Mr. Adame is not an Icahn Nominee and does not own any Shares, Icahn Partners and the Beneficial Owners do not believe Mr. Adame qualifies as a Participant. Notwithstanding the foregoing, Mr. Adame has been included herein solely to the extent that he may be deemed to be a Participant. Mr. Adame currently serves, and has since 2015, as the President and Chief Executive Officer of Chicanos Por La Causa, one of the nation’s largest community development corporations. Mr. Adame’s principal business address is 1112 E. Buckeye Road, Phoenix, Arizona 85034. Mr. Adame will not receive any special compensation in connection with the solicitation of proxies from stockholders of the Company. Mr. Adame does not have any relationship with the Company or any of its affiliates. In addition, Mr. Adame does not have any agreements, understandings or relationships with Icahn Partners or any of the Beneficial Owners.

Icahn Partners has sole voting power and sole dispositive power with regard to 1,694,184 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 1,204,492 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the Shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the Shares which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes.

None of the Icahn Nominees nor Mr. Adame own any Shares of Southwest Gas beneficially or of record. None of the Icahn Nominees nor Mr. Adame has effected any transactions in the securities of Southwest Gas during the past two years.

Except as set forth in this Proxy Statement (including the Annexes), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangement, or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant nor any of their respective associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant nor any of their respective associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including the Participants, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which the Participants or any of their respective associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

During the last fiscal year, neither any Icahn Nominee nor any Icahn Participant has failed to file reports related to the Company that are required by Section 16(a) of the Exchange Act.

To the best knowledge of the Participants, the Participants believe that each of the Icahn Nominees is independent under the applicable rules of NYSE and Southwest Gas’ corporate governance guidelines.

Except as set forth in this Proxy Statement (including the Annexes), the Icahn Participants are not the members of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) or otherwise acting in concert with any other person.

Beneficial Ownership of Shares

The following table shows the number of Shares that are beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each of the Participants in this solicitation as of the Record Date. Except as described below, each Participant directly owns and has sole voting power and sole dispositive power with regard to the number of Shares beneficially owned.

Title of Class	Name of Beneficial Owner(1)	Amount of Beneficial Ownership	Percent of Class (2)
Shares	Icahn Partners LP	2,898,676	4.8%
Shares	Icahn Partners Master Fund LP	2,898,676	4.8%
Shares	Icahn Onshore LP	2,898,676	4.8%
Shares	Icahn Offshore LP	2,898,676	4.8%
Shares	Icahn Capital LP	2,898,676	4.8%
Shares	IPH GP LLC	2,898,676	4.8%
Shares	Icahn Enterprises Holdings L.P.	2,898,676	4.8%
Shares	Icahn Enterprises G.P. Inc.	2,898,676	4.8%
Shares	Beckton Corp.	2,898,676	4.8%
Shares	Carl C. Icahn	2,898,676	4.8%

(1)	Each holder listed in this table is, as of the date of this Proxy Statement, the beneficial owner of the Shares set forth under the heading “Amount of Beneficial Ownership” in this table.

(2)

Percentages of ownership set forth in this column is based upon 60,385,084 Shares stated to be outstanding at October 29, 2021, by the Company in the Company’s Form 10-Q filed with the SEC on November 9, 2021.

Two Year Summary Table

The table below indicates the date of each purchase and sale of Shares (including Shares underlying forward contracts) by the Icahn Participants within the past two years and the number of Shares in each such purchase and sale or exercise of forward contracts. The Icahn Participants have entered into, and may enter into from time to time, one or more cash-settled equity swaps with broker-dealers or other financial institutions and counterparties with respect to the Shares, with reference prices and maturity dates that vary depending upon the terms of each such cash-settled swap. Unless otherwise indicated, all transactions were effected on the open market. None of the Icahn Nominees have purchased any Shares during the past two years.

Name	Date	Shares Purchased/Shares Underlying Forward Contracts	Price Per Share
Icahn Partners LP	7/16/2021	122,172	$71.39
Icahn Partners LP	7/19/2021	137,346	$69.71
Icahn Partners LP	7/20/2021	75,984	$70.97
Icahn Partners LP	7/21/2021	58,450	$70.70
Icahn Partners LP	7/22/2021	20,011	$70.13
Icahn Partners LP	8/2/2021	35,091	$70.84
Icahn Partners LP	8/3/2021	29,558	$72.52
Icahn Partners LP	8/4/2021	101,422	$71.80
Icahn Partners LP	8/5/2021	46,766	$71.95
Icahn Partners LP	8/6/2021	40,781	$72.33
Icahn Partners LP	8/9/2021	52,599	$71.24
Icahn Partners LP	8/10/2021	19,872	$70.53
Icahn Partners LP	8/10/2021	14,611(1)	$7.68(2)
Icahn Partners LP	8/11/2021	43,833(1)	$8.44(2)
Icahn Partners LP	8/12/2021	23,378(1)	$8.71(2)
Icahn Partners LP	8/13/2021	29,900(1)	$8.44(2)
Icahn Partners LP	8/16/2021	52,600(1)	$9.01(2)
Icahn Partners LP	8/17/2021	43,833(1)	$9.34(2)
Icahn Partners LP	8/18/2021	43,833(1)	$9.00(2)
Icahn Partners LP	8/19/2021	43,834(1)	$8.91(2)
Icahn Partners LP	8/20/2021	49,677(1)	$9.07(2)
Icahn Partners LP	8/23/2021	64,289(1)	$8.24(2)
Icahn Partners LP	8/24/2021	81,530(1)	$6.38(2)
Icahn Partners LP	8/25/2021	58,444(1)	$6.25(2)
Icahn Partners LP	8/26/2021	58,445(1)	$5.33(2)
Icahn Partners LP	8/27/2021	52,600(1)	$6.02(2)
Icahn Partners LP	8/30/2021	49,678(1)	$6.77(2)
Icahn Partners LP	8/31/2021	61,366(1)	$7.16(2)
Icahn Partners LP	9/1/2021	49,743(1)	$8.43(2)
Icahn Partners LP	9/2/2021	55,525(1)	$8.80(2)
Icahn Partners LP	9/3/2021	43,835(1)	$8.47(2)
Icahn Partners LP	9/7/2021	31,366(1)	$7.98(2)
Icahn Partners LP	9/7/2021	23,379(4)	$70.66
Icahn Partners LP	9/8/2021	55,525(4)	$71.66
Icahn Partners LP	9/9/2021	61,369(4)	$70.77
Icahn Partners LP	9/10/2021	64,291(4)	$69.10
Icahn Partners LP	9/13/2021	70,136(4)	$69.27
Icahn Partners LP	9/14/2021	1,812	$69.16
Icahn Partners LP	9/14/2021	64,291(4)	$69.25
Icahn Partners LP	9/15/2021	40,913(4)	$69.21

Name	Date	Shares Purchased/Shares Underlying Forward Contracts	Price Per Share
Icahn Partners LP	9/16/2021	40,913(4)	$68.78
Icahn Partners LP	9/17/2021	87,670(4)	$68.21
Icahn Partners LP	9/20/2021	93,515(4)	$66.82
Icahn Partners LP	9/21/2021	55,525(4)	$66.84
Icahn Partners LP	9/22/2021	52,602(4)	$67.43
Icahn Partners LP	9/23/2021	52,602(4)	$67.69
Icahn Partners LP	9/24/2021	52,602(4)	$67.45
Icahn Partners LP	9/27/2021	49,680(4)	$67.87
Icahn Partners LP	9/28/2021	49,680(4)	$66.75
Icahn Partners LP	9/29/2021	49,680(4)	$67.76
Icahn Partners LP	9/30/2021	58,446(4)	$67.19
Icahn Partners LP	10/1/2021	52,355(4)	$67.78
Icahn Partners LP	11/2/2021	952,320(3)	$63.00
Icahn Partners Master Fund LP	7/16/2021	86,849	$71.39
Icahn Partners Master Fund LP	7/19/2021	97,639	$69.71
Icahn Partners Master Fund LP	7/20/2021	54,016	$70.97
Icahn Partners Master Fund LP	7/21/2021	41,550	$70.70
Icahn Partners Master Fund LP	7/22/2021	14,227	$70.13
Icahn Partners Master Fund LP	8/2/2021	24,849	$70.84
Icahn Partners Master Fund LP	8/3/2021	21,008	$72.52
Icahn Partners Master Fund LP	8/4/2021	72,078	$71.80
Icahn Partners Master Fund LP	8/5/2021	33,234	$71.95
Icahn Partners Master Fund LP	8/6/2021	29,219	$72.33
Icahn Partners Master Fund LP	8/9/2021	37,401	$71.24
Icahn Partners Master Fund LP	8/10/2021	14,128	$70.53
Icahn Partners Master Fund LP	8/10/2021	10,389(1)	$7.68(2)
Icahn Partners Master Fund LP	8/11/2021	31,167(1)	$8.44(2)
Icahn Partners Master Fund LP	8/12/2021	16,622(1)	$8.71(2)
Icahn Partners Master Fund LP	8/13/2021	21,260(1)	$8.44(2)
Icahn Partners Master Fund LP	8/16/2021	37,400(1)	$9.01(2)
Icahn Partners Master Fund LP	8/17/2021	31,167(1)	$9.34(2)
Icahn Partners Master Fund LP	8/18/2021	31,167(1)	$9.00(2)
Icahn Partners Master Fund LP	8/19/2021	31,166(1)	$8.91(2)
Icahn Partners Master Fund LP	8/20/2021	35,323(1)	$9.07(2)
Icahn Partners Master Fund LP	8/23/2021	45,711(1)	$8.24(2)
Icahn Partners Master Fund LP	8/24/2021	57,970(1)	$6.38(2)
Icahn Partners Master Fund LP	8/25/2021	41,556(1)	$6.25(2)
Icahn Partners Master Fund LP	8/26/2021	41,555(1)	$5.33(2)
Icahn Partners Master Fund LP	8/27/2021	37,400(1)	$6.02(2)
Icahn Partners Master Fund LP	8/30/2021	35,322(1)	$6.77(2)
Icahn Partners Master Fund LP	8/31/2021	43,634(1)	$7.16(2)
Icahn Partners Master Fund LP	9/1/2021	35,257(1)	$8.43(2)
Icahn Partners Master Fund LP	9/2/2021	39,475(1)	$8.80(2)
Icahn Partners Master Fund LP	9/3/2021	31,165(1)	$8.47(2)
Icahn Partners Master Fund LP	9/7/2021	22,300(1)	$7.98(2)
Icahn Partners Master Fund LP	9/7/2021	16,621(4)	$70.66
Icahn Partners Master Fund LP	9/8/2021	39,475(4)	$71.66
Icahn Partners Master Fund LP	9/9/2021	43,631(4)	$70.77
Icahn Partners Master Fund LP	9/10/2021	45,709(4)	$69.10
Icahn Partners Master Fund LP	9/13/2021	49,864(4)	$69.27

Name	Date	Shares Purchased/Shares Underlying Forward Contracts	Price Per Share
Icahn Partners Master Fund LP	9/14/2021	1,288	$69.16
Icahn Partners Master Fund LP	9/14/2021	45,709(4)	$69.25
Icahn Partners Master Fund LP	9/15/2021	29,087(4)	$69.21
Icahn Partners Master Fund LP	9/16/2021	29,087(4)	$68.78
Icahn Partners Master Fund LP	9/17/2021	62,330(4)	$68.21
Icahn Partners Master Fund LP	9/20/2021	66,485(4)	$66.82
Icahn Partners Master Fund LP	9/21/2021	39,475(4)	$66.84
Icahn Partners Master Fund LP	9/22/2021	37,398(4)	$67.43
Icahn Partners Master Fund LP	9/23/2021	37,398(4)	$67.69
Icahn Partners Master Fund LP	9/24/2021	37,398(4)	$67.45
Icahn Partners Master Fund LP	9/27/2021	35,320(4)	$67.87
Icahn Partners Master Fund LP	9/28/2021	35,320(4)	$66.75
Icahn Partners Master Fund LP	9/29/2021	35,320(4)	$67.76
Icahn Partners Master Fund LP	9/30/2021	41,554(4)	$67.19
Icahn Partners Master Fund LP	10/1/2021	37,645(4)	$67.78
Icahn Partners Master Fund LP	11/2/2021	677,066(3)	$63.00

(1)	Represents Shares underlying forward contracts. The forward contracts were exercised on November 2, 2021.

(2)

Represents a forward price of $63.00 per Share, plus the amount per Share that Icahn Partners or Icahn Master paid the counterparty to the forward contracts upon entering into the contracts. The forward price was subject to adjustment to account for any dividends or other distributions declared by the Company. In addition, Icahn Partners and Icahn Master paid a financing charge to the counterparty to the forward contracts. The forward contracts provided for physical settlement, with Icahn Partners and Icahn Master retaining the right to elect cash settlement. The forward contracts did not give Icahn Partners or Icahn Master direct or indirect voting, investment or dispositive control over the Shares to which the contracts related. The forward contracts were exercised on November 2, 2021.

(3)

On November 2, 2021, Icahn Partners and Icahn Master exercised the forward contracts relating to 1,629,326 Shares. The aggregate number of Shares beneficially owned by Icahn Partners and Icahn Master did not change as a result of the exercise of these forward contracts as the Shares underlying these forward contracts were previously reported as beneficially owned by Icahn Partners and Icahn Master. After the exercise of the forward contracts on November 2, 2021, Icahn Partners and Icahn Master no longer hold any forward contracts relating to the Shares.

(4)

Represents cash-settled equity swaps entered into by Icahn Partners or Icahn Master with broker-dealers or other financial institutions and counterparties with respect to the Shares, with reference prices and maturity dates that vary depending upon the terms of each such cash-settled swap.

IMPORTANT

Please review this Proxy Statement and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few Shares you own.

1.	If your Shares are registered in your own name, please sign, date and mail the enclosed GOLD proxy card to Harkins Kovler in the postage-paid envelope provided today.

2.

If you have previously signed and returned a proxy card to the Company, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to the Company by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the Annual Meeting (i) by delivering a written notice of revocation or a later-dated proxy for the Annual Meeting to Harkins Kovler, (ii) by delivering a written notice of revocation or a later-dated proxy for the Annual Meeting to the Company or its proxy solicitor, or (iii) by voting at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

3.

If your Shares are held in the name of a bank, brokerage firm, dealer, trust company or other custodian, only such firm, custodian or other institution can vote your Shares and only after receiving your specific instructions by mail, telephone or Internet. Accordingly, please sign, date and mail the enclosed GOLD voting instruction form in the postage-paid envelope provided or vote by telephone or Internet by following the instructions provided by your custodian broker or bank, and to ensure that your Shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your Shares.

4.

After signing and returning the enclosed GOLD proxy card or, if applicable, the GOLD voting instruction form, do not sign or return the Company’s proxy card or, if applicable, voting instruction form unless you intend to change your vote, because only your latest dated proxy card will be counted.

WE URGE YOU NOT TO RETURN ANY PROXY CARD PROVIDED BY SOUTHWEST GAS. YOU DO NOT NEED TO (AND SHOULD NOT) VOTE “WITHHOLD” ON SOUTHWEST GAS’ PROXY CARD TO VOTE FOR OUR DIRECTOR CANDIDATES. IF YOU WISH TO VOTE FOR THE ICAHN NOMINEES, YOU SHOULD NOT VOTE FOR ANY OF SOUTHWEST GAS’ DIRECTOR NOMINEES OR ANY OTHER MATTER ON SOUTHWEST GAS’ PROXY CARD. IF YOU VOTE AND RETURN BOTH OUR GOLD PROXY CARD AND SOUTHWEST GAS’ PROXY CARD, ONLY THE LAST-DATED PROXY CARD WILL BE COUNTED.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your Shares, please contact our proxy solicitor:

Harkins Kovler, LLC

3 Columbus Circle, 15th Floor

New York, NY 10019

Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380

All Others Call Toll Free: +1 (800) 326-5997

Email: swx@harkinskovler.com

PRELIMINARY COPY – SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2022

[FORM OF GOLD PROXY CARD]

SOUTHWEST GAS HOLDINGS, INC.

2022 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY (THIS “PROXY”) IS SOLICITED ON BEHALF OF CARL C. ICAHN, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN ONSHORE LP, ICAHN OFFSHORE LP, ICAHN CAPITAL LP, IPH GP LLC, ICAHN ENTERPRISES HOLDINGS L.P., ICAHN ENTERPRISES G.P. INC., BECKTON CORP., DAVID ADAME, NORA MEAD BROWNELL, MARCIE L. EDWARDS, ANDREW W. EVANS, H. RUSSELL FRISBY, JR., WALTER M. HIGGINS III, RINA JOSHI, HENRY P. LINGINFELTER, JESSE A. LYNN, RUBY SHARMA AND ANDREW J. TENO (COLLECTIVELY, THE “PARTICIPANTS”)

THIS PROXY SOLICITATION IS NOT BEING MADE BY OR ON BEHALF OF

SOUTHWEST GAS HOLDINGS, INC.

The undersigned appoint(s) Peter C. Harkins and Jordan M. Kovler and each of them, as proxies (each and any substitute, a “Proxyholder”) with full power of substitution and with discretionary authority to vote all shares of common stock, par value $1.00 per share (the “Shares”), of Southwest Gas Holdings, Inc. (the “Company”), which the undersigned would be entitled to vote if present at the 2022 Annual Meeting of Stockholders of the Company scheduled to be held on [●], 2022, at [●], at [●], including any adjournments, continuations or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”) on all matters coming before the Annual Meeting.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Shares of the Company held by the undersigned, and hereby ratifies and confirms all actions the herein named Proxyholders, their substitutes, or any of them may lawfully take by virtue hereof. Other than the four proposals set forth on the reverse side of this card, the Participants are not aware of any other matters to be considered at the Annual Meeting. However, should other matters, unknown a reasonable time before the Annual Meeting, be brought before the Annual Meeting, each Proxyholder will vote on such matters in their discretion. If properly executed, this Proxy will be voted as directed on the reverse side and each Proxyholder will vote in his or her discretion with respect to any other matters, unknown a reasonable time before the Annual Meeting, as may properly come before the Annual Meeting.

IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFICATIONS. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED (1) “FOR” ALL NOMINEES SET FORTH IN PROPOSAL 1; (2) “FOR” THE SPECIAL MEETING PROPOSAL; (3) “FOR” THE BYLAW RESTORATION PROPOSAL; (4) “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2022 FISCAL YEAR; AND (5) IN THE PROXY HOLDERS’ DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD TODAY!

PROPOSAL 1: To elect ten directors of Southwest Gas to serve until the 2023 Annual Meeting of Stockholders or until their respective successors are appointed, elected and qualified. Icahn Partners’ proposal is to elect Nora Mead Brownell, Marcie L. Edwards, Andrew W. Evans, H. Russell Frisby, Jr., Walter M. Higgins III, Rina Joshi, Henry P. Linginfelter, Jesse A. Lynn, Ruby Sharma and Andrew J. Teno as directors of the Company. Icahn Partners is NOT seeking authority to vote for and WILL NOT exercise any authority to vote for any of Southwest Gas’ director nominees. You should refer to the proxy statement and form of proxy distributed by Southwest Gas for the names, background, qualifications and other information concerning the Southwest Gas nominees.

If you do not wish your Shares voted “FOR” a particular nominee, mark the “FOR ALL EXCEPT” box and write the name(s) of the nominees you do not support on the line below. WE RECOMMEND A VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 BELOW.

INSTRUCTIONS: FILL IN VOTING BOXES “[●]” IN BLACK OR BLUE INK)

FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
(A) Nora Mead Brownell
(B) Marcie L. Edwards
(C) Andrew W. Evans
(D) H. Russell Frisby, Jr.
(E) Walter M. Higgins III		☐
(F) Rina Joshi
(G) Henry P. Linginfelter
(H) Jesse A. Lynn
(I) Ruby Sharma
(J) Andrew J. Teno
☐	☐

Icahn Partners does not expect that any of the nominees will be unable to stand for election, but, in the event any nominee is unable to serve or for good cause will not serve, the Shares represented by this Proxy will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law. In addition, Icahn Partners has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its organizational documents or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In any such case, Shares represented by this Proxy will be voted for such substitute nominee(s).

PROPOSAL 2: To approve the calling of a special meeting to permit the matters necessary for the nomination of the Icahn Nominees to the Southwest Gas Board of Directors

WE RECOMMEND A VOTE “FOR” THE CALLING OF A SPECIAL MEETING TO PERMIT THE MATTERS NECESSARY FOR THE NOMINATION OF THE ICAHN NOMINEES TO THE SOUTHWEST GAS BOARD OF DIRECTORS

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL 3: To repeal any attempt by the Southwest Gas Board of Directors to change, amend, modify, or alter the Bylaws, as such Bylaws existed on October 19, 2021, that could interfere with the seating of the Icahn Nominees on the Southwest Gas Board of Directors.

WE RECOMMEND A VOTE “FOR” THE REPEAL OF ANY CHANGE, AMENDMENT, MODIFICATION OR ALTERATION OF THE BYLAWS, AS SUCH BYLAWS EXISTED ON OCTOBER 19, 2021, THAT COULD INTERFERE WITH THE SEATING OF THE ICAHN NOMINEES ON THE SOUTHWEST GAS BOARD OF DIRECTORS.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL 4: To ratify the appointment of PricewaterhouseCoopers LLP as Southwest Gas’ independent registered public accounting firm for the 2022 fiscal year.

WE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLPAS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2022 FISCAL YEAR.

FOR	AGAINST	ABSTAIN

☐	☐	☐

[TO ADDRESS ANY PROPOSALS IN THE COMPANY’S PROXY STATEMENT]

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE SIGNED. PLEASE ALSO DATE THE PROXY WHERE INDICATED BELOW.

Signature (Capacity/Title)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED RETURN ENVELOPE.